                            SCHEDULE 14A INFORMATION



                Proxy Statement Pursuant to Section 14(a) of the

                Securities Exchange Act of 1934 (Amendment No. 2)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[ ] Definitive Proxy Statement           only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                           Commission File No. 0-28452
                       UNITED SHIPPING & TECHNOLOGY, INC.

                (Name of Registrant as Specified in Its Charter)
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies: __________________________________
    (2) Aggregate number of securities to which transaction applies: _____________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________
    (4) Proposed maximum aggregate value of transaction: ______________________
    (5) Total fee paid: _______________________________________________________

[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount previously paid: _______________________________________________
    (2) Form, Schedule or Registration Statement no.: _________________________
    (3) Filing Party: _________________________________________________________
    (4) Date Filed: ___________________________________________________________

                    UNITED SHIPPING & TECHNOLOGY, INC.


                     9850 51st Avenue North, Suite 110


                       Minneapolis, Minnesota 55442


                              August 6, 2001


Dear Shareholder:


   You are cordially invited to attend the Special Meeting of Shareholders of
United Shipping & Technology, Inc. to be held in the             Room of the
Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, on Tuesday, September 4, 2001, at 3:00 p.m. Minneapolis time.


   At the Special Meeting, you will be asked to consider approval of:


  . Amendments to the certificates of designation of the Company's Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock ("Series D Preferred") which create a priority upon liquidation in favor of the holders of the Series D Preferred and the Series F Convertible Preferred Stock ("Series F Preferred"),


  . Conversion of $5.0 million principal amount of Convertible Bridge Notes issued to THLi in January 2001 into Series D Preferred,


  . Issuance of Warrants to THLi to purchase an aggregate of 216,533 shares of Series D Preferred,


  . Issuance of up to 2,092,576 shares of Series D Preferred, plus additional shares issuable upon conversion of interest on the Convertible Bridge Notes after July 25, 2001, to subscribers for such securities and holders of subscription notes which are convertible into Series D Preferred,


  . Issuance of up to 534,000 shares of Series F Preferred, and warrants to purchase 917,812 shares of common stock, to subscribers for such securities and holders of subscription notes which are convertible into Series F Preferred,


  . Amendments to the Amended and Restated Articles of Incorporation to increase the number of shares of authorized stock, and


  . Authorization to the Company's Board of Directors to effect a reverse split of the Company's common stock at a later date, in their discretion and in an amount as they deem appropriate.


The approvals of conversion to, and issuance of, the Series D Preferred and Series F Preferred are required under the terms of our agreements with THLi and other investors and are required to meet continued listing requirements for our common stock on the Nasdaq SmallCap Market.


   Approval of these proposals is critical to achieving our strategic financing plans. It is important for you to exercise your voting rights regarding these proposals. Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope. If you attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the Special Meeting.


                                          Sincerely,


                                          UNITED SHIPPING & TECHNOLOGY, INC.


                                          Jeffry Parell


                                          Chief Executive Officer

                    UNITED SHIPPING & TECHNOLOGY, INC.


                     9850 51st Avenue North, Suite 110


                       Minneapolis, Minnesota 55442


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                 TO BE HELD ON TUESDAY, SEPTEMBER 4, 2001


   NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "Special Meeting") of United Shipping & Technology, Inc. (the "Company"), a
Utah corporation, will be held in the             Room of the Northland Inn,
7025 Northland Drive, Brooklyn Park, Minnesota, on Tuesday, September 4, 2001, at 3:00 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying Proxy Statement to consider approval of:


  (1) Amendment of the certificate of designation for the Company's Series B Convertible Preferred Stock, par value $0.004 per share (the "Series B Preferred"), to provide that upon liquidation, dissolution and winding up of the Company, the holders of the Series B Preferred will be entitled to payment of the liquidation value attributable to such shares equal to $9.00 per share plus any unpaid dividends thereon, or the available portion thereof on a pro rata basis with the holders of the Series C Preferred, after payment to the holders of the Series D Convertible Preferred Stock, par value $0.004 per share (the "Series D Preferred"), of the liquidation value attributable to the Series D Preferred equal to $8.00 per share plus any unpaid dividends thereon, and after payment to the holders of the Series F Convertible Preferred Stock, par value $0.004 per share (the "Series F Preferred"), of the liquidation value attributable to the Series F Preferred equal to $11.00 per share plus any unpaid dividends thereon.


  (2) Amendment of the certificate of designation for the Company's Series C Convertible Preferred Stock, par value $0.004 per share (the "Series C Preferred"), to provide that upon liquidation, dissolution and winding up of the Company, the holders of the Series C Preferred will be entitled to payment of the liquidation value attributable to such shares equal to $6.00 per share plus any unpaid dividends thereon, or the available portion thereof on a pro rata basis with the holders of the Series B Preferred, after payment to the holders of the Series D Preferred of the liquidation value attributable to the Series D Preferred equal to $8.00 per share plus any unpaid dividends thereon, and after payment to the holders of the Series F Preferred of the liquidation value attributable to the Series F Preferred equal to $11.00 per share plus any unpaid dividends thereon.


  (3) Amendment of the certificate of designation for the Series D Preferred to provide that upon liquidation, dissolution and winding up of the Company, if the Company's assets to be distributed among the holders of all of the preferred stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, the holders of the Series D Preferred will receive payment of the liquidation value attributable to such shares equal to $8.00 per share plus any unpaid dividends thereon, or the available portion thereof, prior to any payment attributable to shares of the Series B Preferred and the Series C Preferred, and on an equal basis as to any payment attributable to shares of the Series F Preferred.


  (4) Conversion of the Company's convertible bridge notes (the "Bridge Notes") into shares of Series D Preferred, which approval would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion occurs.


  (5) Issuance of warrants to purchase an aggregate of 216,533 shares of Series D Preferred (the "Bridge Warrants") to THLi.


  (6) Issuance of up to an aggregate of 2,092,576 shares of Series D Preferred, plus additional shares issuable upon conversion of interest on the Bridge Notes described in Proposal 4 after July 25, 2001, the exercise of the Bridge Warrants described in Proposal 5 and the conversion of subscription notes totaling $4,999,250 that the Company sold as part of the Series D Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding voting securities of the Company, or could potentially result in a change of control of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur.


  (7) Issuance of an aggregate of 534,000 shares of Series F Preferred, and warrants to purchase 917,812 shares of common stock, upon conversion of subscription notes totaling $5,874,000 that the Company sold in its Series F Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding voting securities of the Company, or could potentially result in a change of control of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur.


  (8) Amendment to the Company's Amended and Restated Articles of Incorporation to increase the total number of shares which the Company has to issue from 100,000,000 to 200,000,000 consisting of 150,000,000 common stock and 50,000,000 preferred stock.


  (9) A capital restructuring proposal whereby, at the discretion of the Board of Directors, the Amended and Restated Articles of Incorporation will be amended to effect a reverse stock split at a ratio not to exceed one-for-eight, while maintaining the number of authorized shares, and the par value per share of the capital stock of the Company.


   The transfer books of the Company will not be closed for the Special Meeting. Only shareholders of record holding common stock, Series B Preferred, Series C Preferred or Series D Preferred at the close of business on July 17, 2001, are entitled to receive notice of, and to vote at, the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Wesley C. Fredenburg
                                          Secretary

Minneapolis, Minnesota

August 6, 2001



    All shareholders are cordially invited and requested to attend the Special Meeting in person. Shareholders who are unable to attend in person are requested to complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors of the Company. Your attendance at the Special Meeting, whether in person or by proxy, is important to ensure a quorum. If you return your proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Company at any time prior to the vote at the Special Meeting.

                       UNITED SHIPPING & TECHNOLOGY, INC.

                       9850 51st Avenue North, Suite 110
                          Minneapolis, Minnesota 55442

                               ----------------

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON SEPTEMBER 4, 2001


                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of United Shipping & Technology, Inc. (the "Company"), to be voted at the Special Meeting of Shareholders (the "Special Meeting") to be held in the Room of the Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, on Tuesday, September 4, 2001, at 3:00 p.m. Minneapolis time, and at any adjournment or postponement thereof. The Notice of Special Meeting, this Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about August 6, 2001. The Special Meeting has been called to consider approval of the following proposals (the "Proposals"):


  (1) Amendment of the certificate of designation for the Company's Series B Convertible Preferred Stock, par value $0.004 per share (the "Series B Preferred"), to provide that upon liquidation, dissolution and winding up of the Company, the holders of the Series B Preferred will be entitled to payment of the liquidation value attributable to such shares equal to $9.00 per share plus any unpaid dividends thereon, or the available portion thereof on a pro rata basis with the holders of the Series C Preferred, after payment to the holders of the Series D Convertible Preferred Stock, par value $0.004 per share (the "Series D Preferred"), of the liquidation value attributable to the Series D Preferred equal to $8.00 per share plus any unpaid dividends thereon, and after payment to the holders of the Series F Convertible Preferred Stock, par value $0.004 per share (the "Series F Preferred"), of the liquidation value attributable to the Series F Preferred equal to $11.00 per share plus any unpaid dividends thereon.


  (2) Amendment of the certificate of designation for the Company's Series C Convertible Preferred Stock, par value $0.004 per share (the "Series C Preferred"), to provide that upon liquidation, dissolution and winding up of the Company, the holders of the Series C Preferred will be entitled to payment of the liquidation value attributable to such shares equal to $6.00 per share plus any unpaid dividends thereon, or the available portion thereof on a pro rata basis with the holders of the Series B Preferred, after payment to the holders of the Series D Preferred of the liquidation value attributable to the Series D Preferred equal to $8.00 per share plus any unpaid dividends thereon, and after payment to the holders of the Series F Preferred, of the liquidation value attributable to the Series F Preferred equal to $11.00 per share plus any unpaid dividends thereon.


  (3) Amendment of the certificate of designation for the Series D Preferred to provide that upon liquidation, dissolution and winding up of the Company, if the Company's assets to be distributed among the holders of all of the preferred stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, the holders of the Series D Preferred will receive payment of the liquidation value attributable to such shares equal to $8.00 per share plus any unpaid dividends thereon, or the available portion thereof, prior to any payment attributable to shares of the Series B Preferred and the Series C Preferred, and on an equal basis as to any payment attributable to shares of the Series F Preferred.

  (4) Conversion of the Company's convertible bridge notes (the "Bridge Notes") into shares of Series D Preferred, which approval would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion occurs.


  (5) Issuance of warrants to purchase an aggregate of 216,533 shares of Series D Preferred (the "Bridge Warrants") to THLi.


  (6) Issuance of up to an aggregate of 2,092,576 shares of Series D Preferred, plus additional shares issuable upon conversion of interest on the Bridge Notes described in Proposal 4 after July 25, 2001, the exercise of the Bridge Warrants described in Proposal 5 and the conversion of subscription notes totaling $4,999,250 that the Company sold as part of the Series D Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding voting securities of the Company, or could potentially result in a change of control of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur.


  (7) Issuance of up to an aggregate of 534,000 shares of Series F Preferred, and warrants to purchase 917,812 shares of common stock, upon conversion of subscription notes totaling $5,874,000 that the Company sold in its Series F Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding voting securities of the Company, or could potentially result in a change of control of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur.


  (8) Amendment to the Company's Amended and Restated Articles of Incorporation to increase the total number of shares which Company has to issue from 100,000,000 to 200,000,000, consisting of 150,000,000 common stock and 50,000,000 preferred stock.


  (9) A capital restructuring proposal whereby, at the discretion of the Board of Directors, the Amended and Restated Articles of Incorporation will be amended to effect a reverse stock split at a ratio not to exceed one-for-eight, while maintaining the number of authorized shares, and the par value per share of the capital stock of the Company (the "Recapitalization Plan").


   To the extent any of the transactions described in this proxy statement could result in the Company's principal investor, THLi, or any other investor or group of investors, acquiring 50% or more of the Company's voting securities, shareholders approving the above Proposals would be approving a change of control of the Company. See "Nasdaq Shareholder Approval Requirements" on pages 22 and 31.


Recent Financing


   Together, TH Lee.Putnam Internet Partners, LP, a Delaware limited partnership, TH Lee.Putnam Internet Parallel Partners, LP, a Delaware limited partnership, THLi Coinvestment Partners LLC, a Delaware limited liability company, and Blue Star I, LLC, a Delaware limited liability company (collectively, "THLi"), own all of the Company's issued and outstanding Series B Preferred and Series C Preferred. By way of an Agreement, Waiver and Estoppel dated March 6, 2001, THLi has agreed to vote in favor of the amendments to the Series B Preferred, Series C Preferred and Series D Preferred certificates of designation.


   Beginning in January 2001, the Company entered into several financing arrangements to meet its working capital requirements. The Special Meeting has been called to approve, among other things, these financing arrangements and to issue Series D Preferred, or warrants to purchase Series D Preferred, to the entities providing funds to the Company under these arrangements. The Company and THLi entered into a bridge loan agreement dated January 4, 2001, and a supplemental bridge loan agreement dated January 31, 2001 (collectively, the "Bridge Loan Agreement"), pursuant to which THLi loaned to the Company $3,500,000 on January 4, 2001, and an additional $1,500,000 on January 31, 2001. This indebtedness is represented by the Bridge Notes, which are promissory notes convertible into shares of the Company's Series D Preferred. Each share of Series D Preferred is convertible into ten shares of common stock. The Company has entered into

Series D Note Agreements pursuant to which Series D Preferred shares will be issued, or Subscription Notes convertible into Series D Preferred shares were sold at a price of $8.00 per share. The Bridge Notes sold to THLi are convertible into Series D Preferred at an exercise price of $5.50 per Series D Preferred share. Pursuant to the Bridge Loan Agreement, THLi also received Bridge Warrants to purchase an aggregate of 216,533 shares of Series D Preferred at a purchase price of $0.01 per share. During March 2001, the Company sold 250,000 shares of Series D Preferred to RS Investment Management, Inc. for $2,000,000. The Company also entered into subscription note agreements with HomePoint Corporation for $2,999,250, TenX Venture Partners for $1,000,000 and with each of two foreign investors for $500,000 (each a "Series D Note Agreement" and collectively the "Series D Note Agreements"). Each of the Subscription Notes issued pursuant to the Series D Note Agreements is convertible into shares of Series D Preferred. In April 2001, the Company also converted $19,434.75 of accounts payable to Marshall T. Masko, a director and former officer of the Company for his past services as an officer and a consultant, into 2,429 shares of Series D Preferred for an effective purchase price of $8.00 per share. If the Bridge Notes and Subscription Notes were converted and all of the Bridge Warrants were exercised as of August 1, 2001, the Company would issue an aggregate of 1,840,147 shares of Series D Preferred in addition to the 252,429 shares of Series D Preferred presently outstanding. These transactions would result in an aggregate 2,092,576 shares of Series D Preferred outstanding convertible into 20,925,760 shares of the Company's common stock, which would represent 41.1% of the Company's voting securities following such conversions, assuming conversion of Series F Subscription Note Agreements as defined and described below. These transactions are described in further detail below.


   On May 23, 2001, the Company's senior lender, General Electric Capital Corporation agreed to provide additional availability in the amount of $4.1 million under the Company's credit facility. Certain other amendments were made to the credit facility concerning various definitions of the increased availability.


   In July 2001, the Company sold 534,000 shares, or $5,874,000 of Series F Preferred to certain investors, pursuant to subscription note agreements (each a "Series F Subscription Note Agreement" and collectively the "Series F Note Agreements"). Each of the Subscription Notes issued pursuant to the Series F Subscription Note Agreements is convertible into shares of Series F Preferred. The Series F Preferred were sold at a price of $11.00 per share. Each share of Series F Preferred is convertible into twenty shares of common stock. The Company also issued warrants to purchase 917,812 shares of common stock in connection with these sales.


   The Board of Directors knows of no business which will be presented at the Special Meeting other than the Proposals referred to in the accompanying Notice of Meeting. Representatives of the principal accountants for the current year and for the most recently completed fiscal year have advised the Company that their representatives will be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


Status of the Nasdaq SmallCap Market Listing


   As of the date of this proxy statement, the Company's common stock was listed for trading on the Nasdaq SmallCap Market. The continued listing requirements for the Nasdaq SmallCap Market, include, among other things, that the Company's stock maintain a minimum bid price of at least $1.00 and have a market capitalization of at least $35,000,000. The Company does not currently meet the bid price and market capitalization requirements. On May 14, 2001 the Company received notification from Nasdaq that the Company's common stock no longer met the minimum bid requirement for continued listing on the Nasdaq SmallCap Market. The Company must achieve compliance with this requirement by August 13, 2001. On July 15, 2001 the Company was notified by Nasdaq that its common stock was subject to delisting because it did not meet the $35,000,000 market capitalization requirement. The Company has appealed this decision and will have a hearing in front of Nasdaq. The approval of Proposals 1, 2, 3, 4, 6, 7 and 9, in the judgment of the board, may be necessary to meet both the minimum bid price and market capitalization requirements, although no assurance can be given that Nasdaq or an independent panel designated by Nasdaq, will accept these Proposals as the Company meeting compliance now or in the future.

How to Vote; Abstentions; Non-Votes


   Shareholders may vote their shares in person at the Special Meeting. Shareholders holding shares in street name who wish to vote in person at the Special Meeting must obtain a proxy from their broker and bring it to the Special Meeting. If a properly executed Proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on the matter, such shares will be considered present at the Special Meeting for determining a quorum, but will not be considered to be represented at the Special Meeting for purposes of calculating the vote with respect to the matter. Shares represented by properly executed Proxies received on behalf of the Company will be voted at the Special Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed Proxy returned to the Company, the shares represented thereby will be voted FOR approval of the Proposals. If a properly executed Proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such Proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If a question of adjourning or postponing the Special Meeting is properly presented at the Special Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matter in accordance with their best judgment.


Revocability of Proxies

   Any shareholder who executes and returns a Proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a Proxy can do so by
(i) executing a later-dated Proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Special Meeting, (ii) filing a written notice of revocation bearing a later date than the Proxy with the Secretary of the Company prior to the vote at the Special Meeting, or (iii) appearing in person at the Special Meeting, filing a written notice of revocation and voting in person the shares to which the Proxy relates. Any written notice or subsequent Proxy should be delivered to United Shipping & Technology, Inc., 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442, Attention: Wesley C. Fredenburg, Secretary of the Company, or hand-delivered to the Secretary of the Company prior to the vote at the Special Meeting.


Solicitation of Proxies


   The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Proxy Statement, will be paid by the Company. In addition, the Company will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of common stock on the record date specified below, bear the reasonable expenses for mailing copies of this material to the beneficial owners of these shares. Officers and other regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies in person, by telephone or facsimile. This Proxy Statement and the accompanying Proxy Card will be first mailed to Shareholders on or about August 6, 2001.


Record Date and Outstanding Voting Securities


   Only holders of the Company's common stock, Series B Preferred, Series C Preferred or Series D Preferred whose names appear of record on the books of the Company at the close of business on July 17, 2001 (the "Record Date"), are entitled to receive notice of, and to vote at, the Special Meeting. On the Record Date, the voting shares of the Company consisted of 17,146,399 shares of common stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred and 252,429 shares of Series D Preferred.


Quorum and Voting


   The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock, Series B Preferred, Series C Preferred and Series D Preferred outstanding and entitled to vote as separate classes is necessary to constitute a quorum for the transaction of business at the Special Meeting. All votes will be tabulated by the inspector of election for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

   The holders of the common stock, Series B Preferred, Series C Preferred and Series D Preferred are entitled to vote as separate classes upon Proposals at the Special Meeting as specified in the "Vote Required" section below. The affirmative vote of the holders of two-thirds of the then outstanding shares of Series B Preferred and Series C Preferred, each voting as a separate class, is necessary to create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to or on an equal basis with each such series of stock. The Series D Preferred and Series F Preferred currently ranks prior to the common stock with respect to liquidation, dissolution and winding up. Proposal 1, Proposal 2 and Proposal 3 provide that the Series D Preferred and Series F Preferred also will rank prior to the Series B Preferred and Series C Preferred with respect to liquidation, dissolution and winding up. The holders of the Series B Preferred, Series C Preferred and Series D Preferred are each entitled to vote as separate classes upon the Proposals at the Special Meeting which authorize amendment of that series' certificate of designation to alter the rights of each respective series upon liquidation, dissolution and winding up. The holders of the Series B Preferred, Series C Preferred and Series D Preferred are each entitled to vote as a separate class on the Proposals 4, 5, 6, 7, 8 and 9 that authorize (a) conversion of the Bridge Notes into shares of Series D Preferred, (b) issuance of the Bridge Warrants to purchase shares of Series D Preferred, (c) issuance of the Series D Preferred, (d) issuance of the Series F Preferred, (e) an amendment to the Amended and Restated Articles of Incorporation and (f) approval of the Recapitalization Plan.


   With respect to the Proposals submitted to the shareholders, each share of common stock is entitled to one vote and each share of Series B Preferred, Series C Preferred and Series D Preferred is entitled to one vote for each share of common stock issuable upon conversion of each share of preferred stock as of the Record Date. As of the Record Date, the holders of Series B Preferred and Series C Preferred were entitled to convert each share of such preferred stock into one share of common stock and the holders of Series D Preferred were entitled to convert each share of Series D Preferred into ten shares of common stock. Accordingly, each outstanding share of Series B Preferred and Series C Preferred shall be entitled to cast one vote on each Proposal and each outstanding share of Series D Preferred shall be entitled to cast ten votes on each Proposal.


Vote Required


   In order to approve each of the Proposals, the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Preferred, Series C Preferred and Series D Preferred represented at the Special Meeting and entitled to vote, each voting as separate classes, and the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the Special Meeting and entitled to vote, voting as a single class, is required. A holder of shares of Series B Preferred, Series C Preferred, Series D Preferred, or common stock will be represented at the Special Meeting either by attendance in person or by submitting a properly executed Proxy to be voted at the Special Meeting.

                               SECURITY OWNERSHIP

   As of July 25, 2001, the Company had issued and outstanding 17,146,399 shares of common stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred and 252,429 shares of Series D Preferred. Each share of Series B Preferred and each share of Series C Preferred may be converted into one share of common stock (subject to adjustment to prevent dilution) at any time upon the request of the holder thereof. Each share of Series D Preferred may be converted into ten shares of common stock (subject to adjustment to prevent dilution) at any time upon the request of the holder thereof.


   The following tables contain certain information known to the Company regarding beneficial ownership of its outstanding voting securities as of July 25, 2001, by (i) each person who is known to the Company to own beneficially more than five percent of each class of the Company's voting securities, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all current executive officers and directors as a group. As of July 25, 2001, no shares of Series A Preferred, Series E Preferred or Series F Preferred were outstanding. The Company does have Subscription Notes outstanding which are convertible into 534,000 shares of Series F Preferred. Each share of Series F Preferred may be converted into twenty shares of common stock (subject to adjustment to prevent antidilution) at any time upon the request of the holder thereof. The table entitled "Series D Preferred" does not include 624,906 shares of Series D Preferred issuable pursuant to Subscription Notes and 998,708 shares of Series D issuable pursuant to Bridge Notes following shareholder approval. The table entitled "Series F Preferred Stock" describes beneficial ownership of the Series F Preferred following approval of proposal 7.


   Unless otherwise noted and subject to applicable community property laws, each person identified below has sole voting and investment power with respect to such shares and the address of each person identified below is c/o United Shipping & Technology, Inc., 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442. To the Company's knowledge, except as indicated in the footnotes to the tables below, the persons named in the tables below have sole voting and investment power with respect to all voting securities. Beneficial ownership is determined in accordance with the rules of the SEC and includes the class of capital stock identified on each table and securities convertible into or exercisable for the class of capital stock identified on each table owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of July 25, 2001.


                               Common Stock



                                                Amount and Nature of Percent of
Name and Address of Beneficial Owner            Beneficial Ownership  Class(1)
------------------------------------            -------------------- ----------
James G. Brown (2).............................      8,327,611          32.7%
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
TH Lee.Putnam Internet Partners, L.P. (3)(4)...      8,312,611          32.7
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
Douglas Hsieh (5)..............................      8,312,611          32.7
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
Peter W. Kooman (6)............................      2,110,686          11.0
Bayview Capital Partners LP (7)................      2,080,821          10.8
  641 East Lake Street, Suite 230
  Wayzata, MN 55391

Richard Neslund (8).........................................   1,948,900 11.3
  18210 Wayzata Boulevard
  Wayzata, MN 55391
Peter C. Lytle (9)..........................................     951,600  5.3
RS Investment Management, Inc. .............................     888,000  5.2
  388 Market Street
  San Francisco, CA 94111
Timothy G. Becker (10)......................................     641,668  3.6
Marshall T. Masko (11)......................................     415,874  2.4
Marlin Rudebusch (12).......................................      35,000    *
Mark E. Ties (13)...........................................      14,029    *
Jeffry J. Parell............................................           0    0
Brad Frederiksen............................................           0    0
Vic Serri...................................................           0    0
Tony Sindoni................................................           0    0
Vince Hannigan..............................................           0    0
Sarah Kerrigan..............................................           0    0
Wesley C. Fredenburg........................................           0    0
All directors and executive officers as a group (15 persons)
 (14).......................................................  12,481,799 42.8%

--------

*  Represents less than 1%.


(1) Percentage of beneficial ownership is based on 17,146,399 shares of common stock issued and outstanding as of July 25, 2001. Beneficial ownership does not include shares of Series D Preferred and Series F Preferred issuable subject to shareholder approval. The same shares may be beneficially owned by more than one person. Common stock issuable pursuant to warrants, stock options and convertible preferred stock outstanding are deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person.


(2) Includes 15,000 shares issuable pursuant to options to purchase common stock and 18,284,691 shares beneficially owned by TH Lee.Putnam Internet Partners, L.P., for which Mr. Brown disclaims beneficial ownership


(3) Includes: (i) 1,508,861 shares issuable upon conversion of Series B Preferred owned by TH Lee.Putnam Internet Partners, L.P. and 1,297,936 shares of common stock issuable upon conversion of Series B Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P.; (ii) 1,089,043 shares of common stock issuable upon conversion of Series C Preferred owned by TH Lee.Putnam Internet Partners, L.P., 825,932 shares of common stock issuable upon conversion of Series C owned by TH Lee.Putnam Internet Parallel Partners, L.P., 61,400 shares of common stock issuable upon conversion of Series C Preferred owned by THLi Coinvestment Partners LLC, and 23,625 shares of common stock issuable upon conversion of Series C Preferred owned by Blue Star I, LLC; (iii) 449,494 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee.Putnam Internet Partners, L.P., 340,897 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P., 25,435 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by THLi Coinvestment Partners LLC, and 9,658 shares of common stock issuable upon the exercise and conversion of warrants of purchase Series C owned by Blue Star I, LLC; (iv) 1,179,070 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee.Putnam Internet Partners, L.P., 894,210 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee.Putnam Internet

   Parallel Partners, L.P., 66,280 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by THLi Coinvestment Partners LLC, and 25,770 shares of common stock issuable upon the exercise of warrants to purchase Series D Preferred owned by Blue Star I, LLC and subsequent conversion of that Series D Preferred into common stock; and (v) 500,000 shares of common stock issuable upon the exercise of warrants to purchase common stock issued to entities affiliated with THLi. Does not include 228,469 shares of common stock purchasable pursuant to warrants to purchase common stock owned by TH Lee.Putnam Internet Partners, L.P. and 196,531 shares of common stock purchasable pursuant to warrants to purchase common stock owned by TH Lee.Putnam Internet Parallel Partners, L.P. (collectively the "Common Warrants"). The Common Warrants become exercisable only in the event and to the extent that 3,000,000 options granted under the Company's 2000 Stock Option Plan are exercised, on a pro rata basis.


(4) THLi is the largest shareholder of HomePoint Corporation. TenX Venture Partners, LLC has an agreement to provide management services to HomePoint Corporation. A shareholder of THLi is a member of HomePoint Corporation's board of directors.


(5) Consists of shares beneficially owned by TH Lee.Putnam Internet Partners, L.P., for which Mr. Hsieh disclaims beneficial ownership.




(6) Consists of 13,514 shares owned directly, 1,351 shares issuable pursuant to warrants to purchase common stock, 15,000 shares issuable pursuant to options to purchase common stock and 2,080,821 shares issuable pursuant to warrants owned by Bayview Capital Partners LP


(7)  Consists of shares issuable pursuant to warrants to purchase common stock.


(8) Consists of 1,885,567 shares of common stock and 63,333 shares issuable pursuant to warrants to purchase common stock.


(9) Consists of 251,600 shares owned directly and 700,000 shares issuable pursuant to options to purchase common stock.


(10) Consists of 41,668 shares owned directly and 600,000 shares issuable pursuant to options to purchase common stock.


(11) Includes 181,584 shares owned directly, 210,000 shares issuable pursuant to options to purchase common stock and 2,429 shares of Series D Preferred, each share of Series D Preferred being convertible into ten shares of common stock.


(12)  Consists of shares issuable pursuant to options to purchase common stock.


(13) Includes 13,360 shares issuable pursuant to options to purchase common stock.


(14) Includes an aggregate 1,589,711 shares of common stock issuable pursuant to presently exercisable options and warrants directly owned by directors and officers, 2,080,821 shares beneficially owned by Bayview Capital Partners LP (for which Mr. Kooman disclaims beneficial ownership), 8,312,611 shares beneficially owned by TH Lee.Putnam Internet Partners, L.P. (for which Messrs. Brown and Hsieh disclaim beneficial ownership) and 2,429 shares of Series D Preferred, each share of Series D Preferred being convertible into ten shares of common stock.

                         Series B Preferred Stock



                                               Amount and Nature of Percent of
Name and Address of Beneficial Owner           Beneficial Ownership  Class(1)
------------------------------------           -------------------- ----------
TH Lee.Putnam Internet Partners, L.P. (2).....      2,806,797          100%
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
James G. Brown (2)............................      2,806,797          100
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
Douglas Hsieh (2).............................      2,806,797          100
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
Peter W. Kooman...............................              0            0
Peter C. Lytle................................              0            0
Timothy G. Becker.............................              0            0
Marshall T. Masko.............................              0            0
Marlin Rudebusch..............................              0            0
Mark E. Ties..................................              0            0
Jeffry J. Parell..............................              0            0
Brad Frederiksen..............................              0            0
Vic Serri.....................................              0            0
Tony Sindoni..................................              0            0
Vince Hannigan................................              0            0
Sarah Kerrigan................................              0            0
Wesley C. Fredenburg..........................              0            0
All directors and executive officers as a
 group (15 persons) (3).......................      2,806,797          100%

--------

(1) Percentage of beneficial ownership is based on 2,806,797 shares of Series B Preferred outstanding as of July 25, 2001. Beneficial ownership does not include shares of Series D Preferred and Series F Preferred issuable subject to shareholder approval. The same shares may be beneficially owned by more than one person. Series B Preferred issuable upon pursuant to warrants, stock options and convertible preferred stock outstanding are deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person.


(2) Includes 1,508,861 shares of Series B Preferred owned by TH Lee.Putnam Internet Partners, L.P. and 1,297,936 shares of Series B Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P. TH Lee.Putnam Internet Parallel Partners, L.P., THLi Coinvestment Partners LLC, and Blue Star I, LLC are affiliates of TH Lee.Putnam Internet Partners, L.P. Messrs. Brown and Hsieh disclaim beneficial ownership of shares held by the THLi entities.


(3) Consists of shares beneficially owned by the THLi entities, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

                         Series C Preferred Stock



                                               Amount and Nature of Percent of
Name and Address of Beneficial Owner           Beneficial Ownership  Class(1)
------------------------------------           -------------------- ----------
TH Lee.Putnam Internet Partners, L.P. (2).....      2,825,484          100%
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
James G. Brown (2)............................      2,825,484          100
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
Douglas Hsieh (2).............................      2,825,484          100
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
Peter W. Kooman...............................              0            0
Peter C. Lytle................................              0            0
Timothy G. Becker.............................              0            0
Marshall T. Masko.............................              0            0
Marlin Rudebusch..............................              0            0
Mark E. Ties..................................              0            0
Jeffry J. Parell..............................              0            0
Brad Frederiksen..............................              0            0
Vic Serri.....................................              0            0
Tony Sindoni..................................              0            0
Vince Hannigan................................              0            0
Sarah Kerrigan................................              0            0
Wesley C. Fredenburg..........................              0            0
All directors and executive officers as a
 group (15 persons) (3).......................      2,825,484          100%

--------

(1) Percentage of beneficial ownership is based on 2,000,000 shares of Series C Preferred outstanding as of July 25, 2001. Beneficial ownership does not include shares of Series D Preferred and Series F Preferred issuable subject to shareholder approval. The same shares may be beneficially owned by more than one person. Series C Preferred issuable upon pursuant to warrants, stock options and convertible preferred stock outstanding are deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person.


(2) Includes 1,089,043 shares of Series C Preferred owned by TH Lee.Putnam Internet Partners, L.P., 825,932 shares of Series C owned by TH Lee.Putnam Internet Parallel Partners, L.P., 61,400 shares of Series C Preferred owned by THLi Coinvestment Partners LLC, and 23,625 shares of Series C Preferred owned by Blue Star I, LLC, 449,494 shares of Series C Preferred issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee.Putnam Internet Partners, L.P., 340,897 shares of Series C Preferred issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P., 25,435 shares of Series C Preferred issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by THLi Coinvestment Partners LLC, and 9,658 shares of Series C Preferred issuable upon the exercise and conversion of warrants of purchase Series C owned by Blue Star I, LLC. TH Lee.Putnam Internet Parallel Partners, L.P., THLi Coinvestment Partners LLC, and Blue Star I, LLC are affiliates of TH Lee Putnam Internet Partners, L.P. Messrs. Brown and Hsieh disclaim beneficial ownership of shares held by the THLi entities.


(3) Consists of shares beneficially owned by the THLi entities, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

                         Series D Preferred Stock



                                              Amount and Nature of Percent of
Name and Address of Beneficial Owner          Beneficial Ownership  Class(1)
------------------------------------          -------------------- ----------
RS Investment Management, Inc................       250,000           99.0
  388 Market Street
  San Francisco, CA 94111
TH Lee.Putnam Internet Partners, L.P. (2)....       216,533           46.2%
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
James G. Brown (2)...........................       216,533           46.2
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
Douglas Hseih (2)............................       216,533           46.2
  200 Madison Avenue, Suite 2225
  New York, New York, 10016
Marshall T. Masko............................         2,429            1.0
Peter W. Kooman..............................             0              0
Peter C. Lytle...............................             0              0
Timothy G. Becker............................             0              0
Marlin Rudebusch.............................             0              0
Mark E. Ties.................................             0              0
Jeffry J. Parell.............................             0              0
Brad Frederkiksen............................             0              0
Vic Serri....................................             0              0
Tony Sindoni.................................             0              0
Vince Hannigan...............................             0              0
Sarah Kerrigan...............................             0              0
Wesley C. Fredenburg.........................             0              0
All directors and executive officers as a
 group (15 persons) (4)......................       218,962           46.7%

--------

*  Represents less than 1%.


(1) Percentage of beneficial ownership is based on 252,429 shares of Series D Preferred outstanding as of July 25, 2001. Beneficial ownership does not include shares of Series D Preferred and Series F Preferred issuable subject to shareholder approval. The same shares may be beneficially owned by more than one person. Series P Preferred issuable upon pursuant to warrants, stock options and convertible preferred stock outstanding are deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person.


(2) Includes 117,907 shares of Series D Preferred issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee.Putnam Internet Partners, L.P., 89,421 shares of Series D Preferred issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P., 6,628 shares of Series D Preferred issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by THLi Coinvestment Partners LLC and 2,577 shares of Series D Preferred issuable upon the exercise and conversion of warrants of purchase Series D owned by Blue Star I, LLC. Messrs. Brown and Hsieh disclaim beneficial ownership of shares held by the THLi entities.




(4) Includes 216,533 shares issuable upon exercise of warrants beneficially owned by the THLi entities, for which Messrs. Brown and Hsieh disclaim beneficial ownership.

                         Series F Preferred Stock



                                              Amount and Nature of Percent of
Name and Address of Beneficial Owner          Beneficial Ownership  Class(1)
------------------------------------          -------------------- ----------
Oscar Capital Management (2).................       181,818           34.0%
  666 Fifth Avenue, 34th Floor
  New York, NY 10103
Richard Neslund..............................       150,000           28.1
  15210 Wayzata Boulevard
  Wayzata, MN 55391
MCG Global, LLC..............................        90,909           17.0
  One Morningside Drive N., Suite 200
  Westport, CT 06880
Rich Schottenfeld............................        40,909            7.7
  399 Park Avenue, 37th Floor
  New York, NY 10022
Robert McCullough............................        36,364            6.8
  455 Belvedere
  Belvedere, CA 94920
Marshall T. Masko............................             0              0
Peter W. Kooman..............................             0              0
Peter C. Lytle...............................             0              0
Timothy G. Becker............................             0              0
Marlin Rudebusch.............................             0              0
Jeffry J. Parell.............................         3,090              *
Mark E. Ties.................................         2,545              *
Vic Serri....................................         2,181              *
Wesley C. Fredenburg.........................         1,545              *
Tony Sindoni.................................         1,181              *
Vince Hannigan...............................         1,090              *
Brad Frederiksen.............................           909              *
Sarah Kerrigan...............................           727              *
All directors and executive officers as a
 group (15 persons) (4)......................        11,723            2.2%

--------

*  Represents less than 1%.


(1) Percentage of beneficial ownership is based on 534,000 shares of Series F Preferred outstanding as of the July 25, 2001, each of which is convertible into twenty shares of common stock, and assumes the shareholders approve Proposal 6 and the Subscription Notes automatically convert into shares of Series F Preferred. Beneficial ownership does not include shares of Series D Preferred and Series F Preferred issuable subject to shareholder approval. The same shares may be beneficially owned by more than one person. Series F Preferred issuable upon pursuant to warrants, stock options and convertible preferred stock outstanding are deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person.


(2) Consists of 68,182 shares of Series F Preferred in the name of Oscar Private Equity Fund, 54,545 shares of Series F Preferred in the name of Oscar Investment Fund, LP, 18,182 shares of Series F Preferred in the name of Oscar Fund (Layman) Limited, 18,182 shares of Series F Preferred in the name of Oscar Opportunistic Fund, LLC, 13636 shares of Series F Preferred in the name of Andrew K. Boszhardt, Jr. and 9,091 shares of Series F Preferred in the name of Oscar Opportunistic Offshore Fund, Ltd.


(3) Consists of 31,818 shares of Series F Preferred in the name of Schottenfeld Qualified Associate, L.P. and 9,091 shares of Series F Preferred in the name of CSL Associates, L.P.

                                 PROPOSALS


                                PROPOSAL 1


AMENDMENT OF THE CERTIFICATE OF DESIGNATION FOR THE SERIES B PREFERRED TO PROVIDE THAT UPON LIQUIDATION, DISSOLUTION AND WINDING UP OF THE COMPANY, THE HOLDERS OF THE SERIES B PREFERRED WILL BE ENTITLED TO PAYMENT OF THE LIQUIDATION VALUE ATTRIBUTABLE TO SUCH SHARES EQUAL TO $9.00 PER SHARE PLUS ANY UNPAID DIVIDENDS THEREON, OR THE AVAILABLE PORTION THEREOF ON A PRO RATA BASIS WITH THE HOLDERS OF THE SERIES C PREFERRED, AFTER PAYMENT TO THE HOLDERS OF THE SERIES D PREFERRED OF THE LIQUIDATION VALUE ATTRIBUTABLE TO THE SERIES D PREFERRED EQUAL TO $8.00 PER SHARE PLUS ANY UNPAID DIVIDENDS THEREON, AND AFTER PAYMENT TO THE HOLDERS OF THE SERIES F PREFERRED OF THE LIQUIDATION VALUE ATTRIBUTABLE TO THE SERIES F PREFERRED EQUAL TO $11.00 PLUS ANY UNPAID DIVIDENDS THEREON.


Proposed Amendments to the Company's Series B Preferred Certificate of
Designation


   The Company's Series B Preferred certificate of designation designates 10,000,000 of the Company's authorized shares of preferred stock as Series B Preferred with a par value of $0.004 per share, 2,806,797 shares of which were issued and outstanding as of July 25, 2001. The Company's Series D Preferred certificate of designation designates 3,000,000 shares of the Company's authorized shares of preferred stock as Series D Preferred with a par value of $0.004 per share, 252,429 shares of which were issued and outstanding as of July 25, 2001, and as of July 25, 2001, an aggregate 1,840,147 shares were issuable upon conversion of the Bridge Notes, exercise of the Warrants and conversion of the Subscription Notes from additional purchasers of the Series D Preferred. Each share of Series D Preferred is initially convertible into ten shares of common stock. The Company's Series F Preferred certificate of designation designates 1,200,000 shares of the Company's authorized shares of preferred stock as Series F Preferred with a par value of $0.004 per share, none of which were outstanding as of July 25, 2001, but 534,000 of which are issuable upon conversion of Subscription Notes from purchasers of the Series F Preferred. Each share of Series F Preferred is initially convertible into twenty shares of common stock.


   The Company has entered into securities purchase agreements with investors to issue shares of Series D Preferred. See "Issuance of Series D Preferred Pursuant to the Series D Note Agreements and the Bridge Loan Agreement" on page
24. The investors agreed to purchase Series D Preferred on the condition that upon any liquidation, dissolution or winding up of the Company, each holder of Series D Preferred would be entitled to receive $8.00 per share, equal to $0.80 per share of common stock into which the Series D Preferred would have been convertible, before any distribution or payment is made to holders of Series B Preferred, Series C Preferred or common stock. Each share of Series D Preferred is initially convertible into ten shares of common stock and the investors agreed to a purchase price of $8.00 per share, which amounts to $0.80 per share of common stock into which the Series D Preferred may be converted. To induce the investors to purchase the Series D Preferred, the existing holders of Series B Preferred, consisting of only THLi, executed an Agreement, Waiver and Estoppel dated March 6, 2001, and agreed to waive any right to receive payments on an equal basis as the holders of the Series D Preferred in the event of any liquidation, dissolution or winding up. The Series B Preferred certificate of designation must be amended to reflect the change in the rights of the Series B Preferred. Any change to the Series B Preferred certificate of designation constitutes an amendment to the Company's amended and restated articles of incorporation, and the Company's shareholders must approve such amendment.


   The Company has entered into subscription note purchase agreements with investors to issue shares of Series F Preferred. See "Issuance of Series F Preferred Pursuant to the Series F Note Agreements" on page 30. The investors agreed to purchase Series F Preferred on the condition that upon any liquidation, dissolution or winding up of the Company, each holder of Series F Preferred would be entitled to receive $11.00 per share, equal to $0.55 per share of common stock into which the Series F Preferred would have been convertible, before any distribution or payment is made to holders of Series B Preferred, Series C Preferred or common stock. Each share of Series F Preferred is initially convertible into twenty shares of common stock and the investors agreed to a purchase price of $11.00 per share, which amounts to $0.55 per share of common stock into which the Series F Preferred may be converted. To induce the investors to purchase the Series F Preferred, the existing holders of Series F Preferred, consisting of only THLi, executed an Agreement, Waiver and Estoppel dated July 25, 2001, and agreed to waive any right to receive payments on an equal basis as the holders of the Series F Preferred in the event of any liquidation, dissolution or winding up. The Series B Preferred certificate of designation must be amended to reflect the change in the rights of the Series B Preferred. Any change to the Series B certificate of designation constitutes and an amendment to the Company's amended and restated articles of incorporation, and the Company's shareholders must approve such amendment.


Purpose and Effect of the Proposed Amendments to the Series B Preferred Certificate of Designation


   Pursuant to the Company's current amended and restated articles of incorporation and certificates of designation, upon any liquidation, dissolution or winding up of the Company, each holder of Series B Preferred is entitled to receive an amount in cash equal to $9.00, plus any unpaid dividends thereon, for each share of Series B Preferred held by such holder before any distribution or payment is made upon any common stock but on an equal basis with any payment to holders of Series B Preferred, Series D Preferred and Series F Preferred. If upon any liquidation, dissolution or winding up the Company's assets are insufficient to permit payment of the aggregate amount to which holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred are entitled, then the entire assets available for distribution must be distributed among the holders of Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred in proportion to the aggregate value each holder would have been entitled to receive if the assets had been sufficient. The foregoing would continue to apply in the event the Company's shareholders do not approve the amendment to the Series B Preferred certificate of designation.


   If the Series B Preferred certificate of designation is amended as proposed and there occurs any liquidation, dissolution or winding up of the Company, each holder of Series D Preferred would be entitled to receive $8.00 per share, equivalent to $0.80 per share of common stock into which each share of Series D Preferred would be convertible, plus any unpaid dividends thereon, and each holder of Series F Preferred would be entitled to receive $11.00 per share, equivalent to $0.55 per share of common stock into which each share of Series F Preferred would be convertible, plus any unpaid dividends thereon before any distribution or payment is made to holders of Series B Preferred, Series C Preferred or common stock. If upon any liquidation, dissolution or winding up the Company's assets are insufficient to permit payment of the aggregate amount to which holders of Series D Preferred and Series F Preferred are entitled, then the holders of Series B Preferred, Series C Preferred and common stock would not receive any distribution and the entire assets available would be distributed to holders of Series D Preferred and Series F Preferred in proportion to the amount of Series D Preferred and Series F Preferred owned by each holder. The proposed amendment to the Series B certificate of designation will not otherwise affect the Series B Preferred's right upon liquidation, dissolution and winding up to receive payment of the $9.00 per share liquidation value attributable to such shares before any payment attributable to the Company's common stock and each other class of capital stock now or hereinafter established which is designated as junior thereto.


   The Board of Directors considers the amendment to the Series B Preferred certificate of designation to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.

                                PROPOSAL 2


AMENDMENT OF THE CERTIFICATE OF DESIGNATION FOR THE SERIES C PREFERRED TO PROVIDE THAT UPON LIQUIDATION, DISSOLUTION AND WINDING UP OF THE COMPANY, THE HOLDERS OF THE SERIES C PREFERRED WILL BE ENTITLED TO PAYMENT OF THE LIQUIDATION VALUE ATTRIBUTABLE TO SUCH SHARES EQUAL TO $6.00 PER SHARE PLUS ANY UNPAID DIVIDENDS THEREON, OR THE AVAILABLE PORTION THEREOF ON A PRO RATA BASIS WITH THE HOLDERS OF THE SERIES B PREFERRED, AFTER PAYMENT TO THE HOLDERS OF THE SERIES D PREFERRED OF THE LIQUIDATION VALUE ATTRIBUTABLE TO THE SERIES D PREFERRED EQUAL TO $8.00 PER SHARE PLUS ANY UNPAID DIVIDENDS THEREON, AND AFTER PAYMENT TO THE HOLDERS OF THE SERIES F PREFERRED OF THE LIQUIDATION VALUE ATTRIBUTABLE TO THE SERIES F PREFERRED EQUAL TO $11.00 PLUS ANY UNPAID DIVIDENDS THEREON.


Proposed Amendments to the Company's Series C Preferred Certificate of
Designation


   The Company's Series C Preferred certificate of designation designates 5,000,000 shares of the Company's authorized shares of preferred stock as Series C Preferred with a par value of $0.004 per share, 2,000,000 shares of which were issued and outstanding as of July 25, 2001. The Company's Series D Preferred certificate of designation designates 3,000,000 shares of the Company's authorized shares of preferred stock as Series D Preferred with a par value of $0.004 per share, 252,429 shares of which were issued and outstanding as of July 25, 2001, and as of July 25, 2001, an aggregate 1,840,147 shares were issuable upon conversion of the Bridge Notes, exercise of the Bridge Warrants and conversion of the Subscription Notes from additional purchasers of the Series D Preferred. Each share of Series D Preferred is initially convertible into ten shares of common stock. The Company's Series F Preferred certificate of designation designates 1,200,000 shares of the Company's authorized shares of preferred stock as Series F Preferred with a par value of $0.004 per share, none of which are outstanding as of July 25, 2001, but 534,000 of which are issuable upon conversion of Subscription Notes, from purchasers of the Series F Preferred. Each share of Series F Preferred is initially convertible into twenty shares of common stock.


   The Company has entered into securities purchase agreements with investors to issue shares of Series D Preferred. See "Issuance of Series D Preferred Pursuant to the Series D Note Agreements and the Bridge Loan Agreement" on page
24. The investors agreed to purchase Series D Preferred on the condition that upon any liquidation, dissolution or winding up of the Company, each holder of Series D Preferred would be entitled to receive $8.00 per share, equal to $0.80 per share of common stock into which the Series D Preferred would have been convertible, plus unpaid dividends thereon, before any distribution or payment is made to holders of Series B Preferred, the Series C Preferred or the common stock. Each share of Series D Preferred is initially convertible into ten shares of common stock and the investors agreed to a purchase price of $8.00 per share, equivalent to $0.80 per share of common stock into which the Series D Preferred may be converted. To induce the investors to purchase the Series D Preferred, the existing holders of Series C Preferred, consisting of only THLi, executed an Agreement, Waiver and Estoppel dated March 6, 2001, and agreed to waive any right to receive payments on an equal basis as the holders of the Series D Preferred in the event of any liquidation, dissolution or winding up. The Series C Preferred certificate of designation must be amended to reflect the change in the rights of the Series C Preferred. Any change to the Series C Preferred certificate of designation constitutes an amendment to the Company's amended and restated articles of incorporation, and the Company's shareholders must approve such amendment.


   The Company has entered into subscription note purchase agreements with investors to issue shares of Series F Preferred. See "Issuance of Series F Preferred Pursuant to the Series F Note Agreements" on page 30. The investors agreed to purchase Series F Preferred on the condition that upon any liquidation, dissolution or winding up of the Company, each holder of Series F Preferred would be entitled to receive $11.00 per share, equal to $0.55 per share of common stock into which the Series F Preferred would have been convertible, before any distribution or payment is made to holders of Series B Preferred, Series C Preferred or common stock. Each share of Series F Preferred is initially convertible into twenty shares of common stock and the investors agreed to a purchase price of $11.00 per share, which amounts to $0.55 per share of common stock into which the Series F Preferred may be converted. To induce the investors to purchase the Series F Preferred, the existing holders of Series F Preferred, consisting of only THLi, executed an Agreement, Waiver and Estoppel dated July 25, 2001, and agreed to waive any right to receive payments on an equal basis as the holders of the Series F Preferred in the event of any liquidation, dissolution or winding up. The Series C Preferred certificate of designation must be amended to reflect the change in the rights of the Series C Preferred. Any change to the Series C certificate of designation constitutes an amendment to the Company's amended and restated articles of incorporation, and the Company's shareholders must approve such amendment.


Purpose and Effect of the Proposed Amendments to the Series C Preferred Certificate of Designation


   Pursuant to the Company's current amended and restated articles of incorporation and certificates of designation, upon any liquidation, dissolution or winding up of the Company, each holder of Series C Preferred is entitled to receive an amount in cash equal to $6.00 for each share of Series C Preferred held by such holder, plus any unpaid dividends thereon, before any distribution or payment is made upon any common stock but on an equal basis with any payment to holders of Series B Preferred, Series D Preferred and Series F Preferred. If upon any liquidation, dissolution and winding up the Company's assets are insufficient to permit payment of the aggregate amount to which holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred are entitled, then the entire assets available for distribution must be distributed among the holders of Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred in proportion to the aggregate value each holder would have been entitled to receive if the assets had been sufficient. The foregoing would continue to apply in the event the Company's shareholders do not approve of the amendment to the Series C Preferred certificate of designation.


   If the Series C Preferred certificate of designation is amended as proposed and there occurs any liquidation, dissolution and winding up of the Company, each holder of Series D Preferred would be entitled to receive $8.00 per share, equivalent to $0.80 per share of common stock into which each share of Series D Preferred would have been convertible, plus any unpaid dividends thereon, and each holder of Series F Preferred would be entitled to receive $11.00 per share, equivalent to $0.55 per share of common stock into which each share of Series F Preferred would be convertible plus any unpaid dividends thereon before any distribution or payment is made to holders of Series B Preferred, Series C Preferred or common stock. If upon any liquidation, dissolution or winding up the Company's assets are insufficient to permit payment of the aggregate amount to which holders of the Series D Preferred and Series F Preferred are entitled, then the holders of Series B Preferred, Series C Preferred and common stock would not receive any distribution and the entire assets available would be distributed to holders of Series D Preferred and Series F Preferred in proportion to the amount of Series D Preferred and Series F Preferred owned by each holder. The proposed amendment to the Series C Preferred certificate of designation will not otherwise affect the Series C Preferred's seniority regarding any liquidation, dissolution or winding up to receive payment of $6.00 per share liquidation value attributable to such shares before any payment attributable to the Company's common stock and each other class of capital stock now or hereinafter established.


   The Board of Directors considers the amendment to the Series C Preferred certificate of designation to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.

                                PROPOSAL 3


AMENDMENT OF THE CERTIFICATE OF DESIGNATION FOR THE SERIES D PREFERRED TO PROVIDE THAT UPON LIQUIDATION, DISSOLUTION AND WINDING UP OF THE COMPANY, IF THE COMPANY'S ASSETS TO BE DISTRIBUTED AMONG THE HOLDERS OF THE PREFERRED STOCK ARE INSUFFICIENT TO PERMIT PAYMENT TO SUCH HOLDERS OF THE AGGREGATE AMOUNT WHICH THEY ARE ENTITLED TO BE PAID, THE HOLDERS OF THE SERIES D PREFERRED WILL RECEIVE PAYMENT OF THE LIQUIDATION VALUE ATTRIBUTABLE TO SUCH SHARES EQUAL TO $8.00 PER SHARE PLUS ANY UNPAID DIVIDENDS THEREON, OR THE AVAILABLE PORTION THEREOF, PRIOR TO ANY PAYMENT ATTRIBUTABLE TO SHARES OF THE SERIES B PREFERRED AND THE SERIES C PREFERRED, AND ON AN EQUAL BASIS AS TO ANY PAYMENT ATTRIBUTABLE TO SHARES OF THE SERIES F PREFERRED.


Proposed Amendments to the Company's Series D Preferred Certificate of
Designation


   The Company's amended and restated articles of incorporation, authorize the Board of Directors to issue, without any action by the Company's shareholders, up to 25,000,000 shares of preferred stock, in any classes or series the Board of Directors determines, and to specify the rights, preferences and privileges of such shares. On February 1, 2001, the Board of Directors, by unanimous written consent authorized the creation and designation of 3,000,000 shares of Series D Preferred. No share of Series D Preferred is entitled to preferences over any other share of Series D Preferred. As discussed above in Proposal 1 and Proposal 2, in order to induce investors to purchase shares of Series D Preferred, the Company agreed to provide that upon any liquidation, dissolution and winding up of the Company, each holder of Series D Preferred would be entitled to receive $8.00 per share, equivalent to $0.80 per share of common stock into which the Series D Preferred would have been convertible, plus any unpaid dividends thereon, before any distribution or payment is made to holders of Series B Preferred, the Series C Preferred or the common stock, and on an equal basis as to any payment attributable to shares of the Series F Preferred.


   This proposed provision eliminates an ambiguity in the current certificate of designation stating the terms and conditions of the Series D Preferred. The current certificate of designation provides that, the Series D Preferred will receive payment on an equal basis with the Series B Preferred and Series C Preferred upon liquidation, dissolution and winding up of the Company if the Company's assets to be distributed among the holders of the Series B Preferred, Series C Preferred and Series D Preferred are insufficient to pay the aggregate amount such holders are entitled to be paid upon liquidation, dissolution and winding up. In order to effect the amendments to the certificates of designation for the Series B Preferred in Proposal 1 and for the Series C Preferred in Proposal 2, the proposed amendment to the certificate of designation for the Series D Preferred in this Proposal 3 also must be approved. If Proposal 1, Proposal 2 and Proposal 3 do not all receive votes sufficient to approve such proposals, the Company's amended and restated articles of incorporation containing the certificates of designation for the Series B Preferred, Series C Preferred and Series D Preferred may not be amended in an entirely consistent manner. In the event that one or two of the first three Proposals is approved but one or two of these first three Proposals is not approved, the Company may need to either forego implementation of one or more of the Proposals, seek to renegotiate the terms upon which investors may be willing to invest in the Series D Preferred or effect none of the first three Proposals.


   The Board of Directors considers the amendment to the Series D Preferred certificate of designation to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.

                                PROPOSAL 4


APPROVAL OF CONVERSION OF THE BRIDGE NOTES INTO SHARES OF SERIES D PREFERRED, WHICH APPROVAL WOULD BE NECESSARY FOR THE COMPANY TO MEET CONTINUED LISTING REQUIREMENTS FOR ITS COMMON STOCK ON THE NASDAQ SMALLCAP MARKET IF SUCH CONVERSION OCCURS.


Issuance of Bridge Notes and Bridge Loan Agreement


   In December 2000, the Company's revenue, the timing of billings to customers and collections fell below amounts projected in its operating plan. Lower receivables and collections, together with other operating conditions, including projected negative cash flows in its second fiscal quarter, resulted in a short-term working capital deficit. To meet its working capital requirements, the Company and THLi entered into a bridge loan agreement dated January 4, 2001, and a supplemental bridge loan agreement dated January 31, 2001 (collectively, the "Bridge Loan Agreement"). Pursuant to the Bridge Loan Agreement, THLi loaned to the Company $3,500,000 on January 4, 2001, and an additional $1,500,000 on January 31, 2001. In connection with the Bridge Loan Agreement, the Company issued Bridge Notes to THLi in the aggregate amount of $5,000,000, which are due and payable on July 4, 2001. The Bridge Notes are subordinate to the Company's senior indebtedness. Each note bears interest on the unpaid principal amount at an annual percentage rate of 18%. Interest on each of the Bridge Notes is payable at maturity in immediately available funds or, subject to ratification of the Company's shareholders and at the option of THLi, in shares of Series D Preferred.


   Pursuant to the Bridge Loan Agreement, the Company issued to THLi the Bridge Warrants to purchase an aggregate 216,533 shares of the Company's Series D Preferred at a per share purchase price of $0.01. The Warrants were issued on January 4, 2001, and expire on January 4, 2006.


   All or a portion of the principal and interest of the Bridge Notes may be converted by THLi at any time into shares of Series D Preferred. The Bridge Notes provide that the number of shares of Series D Preferred issuable upon conversion of the Bridge Notes shall equal the principal value of the Bridge Notes and all accrued interest divided by the lesser of: (a) the average closing price of the Company's common stock as reported by Nasdaq for the five days prior to the conversion, or (b) a price 25% lower than the price per share at which the Company's Series D Preferred, or any voting stock of the Company issued subsequent to issuance of the Bridge Notes, was last sold to one or more third party investors. The average closing price of the Company's common stock as reported by NASDAQ was $0.73 for the five trading days prior to July 25, 2001. The purchase price of the Series F Preferred was $11.00 per share, or $0.55 per share of common stock issuable upon conversion of such Series D Preferred. Consequently, as of July 25, 2001, the conversion price of the Bridge Notes was $0.55 per share, which would have resulted in the issuance to THLi of 998,708 shares of Series D Preferred, or 9,987,080 shares of common stock upon conversion of the Bridge Notes.


   Under the terms of the Bridge Loan Agreement, at the next meeting of shareholders of the Company other than the Annual Meeting of Shareholders held on January 19, 2001, to be held following the issuance of the Bridge Notes, the Company is obligated to (a) seek the ratification by its shareholders of the conversion of the Bridge Notes by THLi, and (b) take all reasonable steps in its power to ensure that the Board of Directors of the Company recommend to its shareholders that such actions of the Company are ratified.


   The Company did not seek the opinion of an independent financial advisor as to whether the conversion of the Bridge Notes and the issuance of the Warrants necessary to effect the purchase of Series D Preferred by THLi was fair to the Company and its shareholders from a financial point of view. The Board of Directors of the Company, however, considered the Company's financial condition, working capital needs and the market price of its common stock, and approved the terms and conditions of such transactions.

Nasdaq Shareholder Approval Requirements

   The Company's common stock is listed on the Nasdaq SmallCap Market. The market rules of Nasdaq (the "Nasdaq Rules") require shareholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, common stock or securities convertible into or exercisable for common stock which equals 20% or more of the Company's outstanding common stock or 20% or more of the voting power outstanding before the issuance. On August 1, 2001, the Company had 17,146,399 shares of common stock outstanding. Pursuant to Securities Purchase Agreements, the Company has issued 250,000 shares of Series D Preferred to RS Investment Management, Inc. and 2,429 shares of Series D Preferred to Marshall Masko. If pursuant to the Bridge Loan Agreement and certain Series D Note Agreements, the shareholders approve the Proposals, the Company will issue common stock or securities convertible into and exercisable for 20% or more of the common stock outstanding prior to issuance.


   In addition, the Nasdaq Rules require shareholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the transactions will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the shareholder vote required thereby. Assuming conversion of the Series D Subscription Notes and the Series F Subscription Note Agreements, conversion of the Bridge Notes and exercise of the Bridge Warrants will result in THLi beneficially owning approximately 33.3% of the voting power of the Company and the remaining Series D Preferred holders owning approximately 16.4% of the voting power of the Company which could enable THLi and the remaining Series D Preferred holders to substantially influence corporate decisions and affect shareholder votes on matters brought before shareholders of the Company. Also, THLi currently has the power to appoint or elect three members of the Company's board of directors. THLi has only elected and appointed two directors out of the current eight directors serving on the Company's board of directors. THLi may choose at any time to appoint one additional member, which would increase the number of directors from eight to nine. Accordingly, votes in favor of Proposals 4, 5 and 6 would enable THLi to convert the Bridge Notes and the Bridge Warrants to Series D Preferred and would require the Company to issue the Series D Preferred, which could result in THLi beneficially owning approximately 33.3% of the Company's voting securities assuming conversion of the Series D Subscription Notes and the Series F Subscription Note Agreements, resulting in THLi and the other holders of Series D Preferred having substantial influence over the management and policies of the Company.


   The Board of Directors considers the conversion of the Bridge Notes to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.

                                PROPOSAL 5


ISSUANCE OF THE BRIDGE WARRANTS TO THLI TO PURCHASE AN AGGREGATE OF 216,533 SHARES OF SERIES D PREFERRED, WHICH APPROVAL WOULD BE NECESSARY FOR THE COMPANY TO MEET CONTINUED LISTING REQUIREMENTS FOR ITS COMMON STOCK ON THE NASDAQ SMALLCAP MARKET IF SUCH ISSUANCE OCCURS.


   Pursuant to the Bridge Loan Agreement, the Company issued Bridge Warrants to THLi to purchase an aggregate of 216,533 Warrant Shares at a per share purchase price of $0.01. Under the terms of the Bridge Loan Agreement, at the next meeting of shareholders of the Company other than the Annual Meeting of Shareholders held on January 19, 2001, to be held following the issuance of the Bridge Notes, the Company is obligated to (a) seek the ratification by its shareholders of the conversion of the Bridge Notes by THLi, and (b) take all reasonable steps in its power to ensure that the Board of Directors of the Company recommend to its shareholders that such actions of the Company are ratified.


   If the shareholders ratify the issuance of the Bridge Warrants and the holders of the Bridge Warrants exercise those Bridge Warrants, the proportionate interests of other Series D Preferred holders will be diluted. Issuance of the Warrant Shares plus the shares of Series D Preferred from conversion of the Bridge Notes plus issuance of the shares of Series D Preferred from conversion of the Subscription Notes sold by the Company in March 2001 would result in the issuance of more than 20% of the outstanding voting securities of the Company at a price below the market price of the common stock on the date the Company entered into the Bridge Loan Agreement which would require shareholder approval under Nasdaq Rules. See the discussion entitled "Nasdaq Shareholder Approval Requirements" under Proposal 4 above regarding requirements for shareholder approval upon the issuance of securities convertible into or exercisable for common stock which equals 20% or more of the outstanding common stock or 20% or more of the voting power before the issuance and approval of transactions which would result in a change of control. Furthermore, if the holders of the Series D Preferred, purchased by exercise of the Bridge Warrants, exercise their rights to convert their Warrant Shares of Series D Preferred to common stock, this will dilute the proportionate interests of the holders of common stock existing at the time of that exercise. If all 216,533 Warrant Shares of Series D Preferred are converted to common stock, this will increase the number of shares of common stock issued and outstanding by 2,165,330 shares.


   The Board of Directors considers the issuance of the Bridge Warrants to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.

                                PROPOSAL 6


APPROVAL OF ISSUANCE OF UP TO AN AGGREGATE OF 2,092,576 SHARES OF SERIES D PREFERRED, PLUS ADDITIONAL SHARES ISSUABLE UPON CONVERSION OF INTEREST ON THE CONVERTIBLE BRIDGE NOTES DESCRIBED IN PROPOSAL 4 FOLLOWING AUGUST 1, 2001, THE EXERCISE OF THE BRIDGE WARRANTS DESCRIBED IN PROPOSAL 5 AND THE CONVERSION OF SUBSCRIPTION NOTES TOTALING $4,999,250 THAT THE COMPANY SOLD AS PART OF THE SERIES D PREFERRED OFFERING, WHICH ARE CONVERTIBLE INTO AND WOULD HAVE VOTING POWER GREATER THAN TWENTY PERCENT (20%) OF THE OUTSTANDING VOTING SECURITIES OF THE COMPANY, OR COULD POTENTIALLY RESULT IN A CHANGE OF CONTROL OF THE COMPANY, WHICH APPROVAL IS NECESSARY FOR THE COMPANY TO MEET CONTINUED LISTING REQUIREMENTS FOR ITS COMMON STOCK ON THE NASDAQ SMALLCAP MARKET IF SUCH CONVERSION AND ISSUANCE OCCUR.


Issuance of Series D Preferred Pursuant to the Series D Note Agreements and the Bridge Loan Agreement


   Pursuant to the terms of a Securities Purchase Agreement dated March 1, 2001, between the Company and RS Investment Management, Inc., the Company issued 250,000 shares of Series D Preferred to RS Investment Management, Inc. at a purchase price of $8.00 per share, for an aggregate consideration of $2,000,000. On April 1, 2001, the Company also issued 2,429 shares of Series D Preferred to Marshall T. Masko, a director and former officer of the Company, in consideration of cancellation of $19,434.75 of accounts payable owed by the Company to Mr. Masko for his past services as an officer and a consultant. The Series D Preferred shares issued to RS Investment Management, Inc. and Mr. Masko are currently convertible into 2,524,290 shares of the Company's common stock, each share of Series D Preferred being presently convertible into ten shares of the Company's common stock. The Securities Purchase Agreements between the Company and RS Investment Management, Inc. and Mr. Masko are referred to herein collectively as the "Securities Purchase Agreements."


   Pursuant to Stock Purchase Agreements entered into during March and April, 2001 (collectively, the "Series D Note Agreements"), the Company issued a Subscription Note in the principal amount of $2,999,250 to HomePoint Corporation, a subscription note in the principal amount of $1,000,000 to TenX Venture Partners and two subscription notes, each in the principal amount of $500,000 to two foreign investors. No interest accrues on the unpaid principal balances outstanding of the Subscription Notes. In the event that the Company's shareholders approve of the issuance of Series D Preferred having voting power greater than 20% of the outstanding voting securities of the Company, all of the principal balance of the Subscription Notes shall be converted into a number of shares of the Company's Series D Preferred equal to the quotient of the principal being converted divided by $8.00. Upon shareholder approval, the principal amount of the Subscription Note issued to HomePoint Corporation is convertible into 374,906 shares of Series D Preferred, the principal amount of the Subscription Note issued to TenX Venture Partners is convertible into 125,000 shares of Series D Preferred and the principal amount of the Subscription Note issued to each of the foreign investors is convertible into 62,500 shares of Series D Preferred, each share of Series D Preferred being presently convertible into ten shares of the Company's common stock.


   Pursuant to the Bridge Loan Agreement and Bridge Notes, THLi may convert the value of the principal and accrued interest of the Bridge Notes into shares of Series D Preferred. The issuance of the Bridge Notes and the basis upon which such Bridge Notes are convertible into shares of Series D Preferred are described above in Proposal 4.


   If THLi converts the Bridge Notes and the Bridge Warrants, HomePoint Corporation, TenX Venture Partners and the other investors purchase all of the shares of the Series D Preferred as described above and all holders convert Series D Preferred to common stock, the number of shares of common stock issued upon such conversion would exceed 20% of the outstanding voting securities of the Company. Following such transactions and conversion of the Series F Subscription Note Agreements, THLi would beneficially own approximately 33.3% of the voting power of the securities of the Company.

   Under the terms of the Series D Purchase Agreements and the Series D Note Agreements, the Company is obligated to seek shareholder approval of the issuance of Series D Preferred to the extent that the number of shares of common stock into which the Series D Preferred is convertible would exceed 20% of the Company's outstanding voting securities.


Effect of Issuance of Series D Preferred on the Company's Outstanding Securities, Warrants and Convertible Indebtedness


   The issuance of the Series D Preferred will be dilutive to the holders of the Company's outstanding capital stock, including the Series B Preferred, Series C Preferred and common stock. Issuance of the Series D Preferred constitutes an event that will give rise to certain pre-emptive rights under the terms of a warrant to purchase common stock (the "Bayview Warrant") held by Bayview Capital Partners LP ("Bayview"). Assuming that the Series D Preferred shares are sold pursuant to the Series D Purchase Agreements, and the Series D Note Agreements, Bayview will have the right to purchase up to an additional 70,122 shares of common stock pursuant to terms of the Bayview Warrant, resulting in further dilution to existing shareholders.


   Pursuant to the terms of the Bayview Warrant, the Series B Preferred certificate of designation, which established the terms and conditions of the Series B Preferred, the Series C Preferred certificate of designation, which established the terms and conditions of the Series C Preferred, and an Exchange Agreement dated September 24, 1999 (the "Exchange Agreement") between the Company and CEX Holdings, Inc. ("CEX"), Bayview, the holders of the Series B Preferred and the Series C Preferred, and CEX are entitled to certain anti-dilution rights if the Company's securities are issued at less than market value. The exercise price of the Bayview Warrant, the conversion prices of the Series B Preferred and Series C Preferred, and the conversion price of a convertible subordinated promissory note held by CEX, are required to be reduced on a weighted average basis concurrent with any issuance by the Company of securities for a consideration per share less than the average closing sale price per share of the common stock for the 20 trading days immediately prior to the date the Company fixes the purchase price for such securities. Consequently, the exercise price and shares issuable under the Bayview Warrant, the conversion prices of the Series B Preferred and Series C Preferred, and the conversion price of the shares issuable to CEX pursuant to the Exchange Agreement will be adjusted pursuant to formulae provided in such securities and in the Exchange Agreement.


   The Company did not seek the opinion of an independent financial advisor as to whether the issuance of Series D Preferred or the Subscription Notes was fair to the Company and its shareholders from a financial point of view. The Board of Directors of the Company, however, considered the Company's financial condition, working capital needs and the market price of its common stock, and approved the terms and conditions of such transactions.


   The Board of Directors considers the issuance of the Series D Preferred, including the Series D Preferred into which the Bridge Notes are convertible, to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.


Interests of Certain Persons in the Matters to be Acted Upon

   James G. Brown, a director of the Company, is the founder and a Managing Director of THLi. Douglas Hsieh, a director of the Company, is a vice president of THLi. Peter W. Kooman, a director of the Company, is managing partner of Bayview Capital Partners LP.


Terms of the Series D Preferred

   THE FOLLOWING SUMMARIZES INFORMATION RELATING TO ISSUANCE OF THE SERIES D PREFERRED. A COPY OF THE SERIES D PURCHASE AGREEMENTS, THE SERIES D NOTE AGREEMENTS, INCLUDING THE CERTIFICATE OF DESIGNATION OF THE SERIES D PREFERRED AND REGISTRATION RIGHTS AGREEMENT (THE "SERIES D TRANSACTION DOCUMENTS") IS INCLUDED IN THE COMPANY'S CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 2001. THE DESCRIPTION OF THE SERIES D

PREFERRED IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SERIES D TRANSACTION DOCUMENTS, ALL OF THE TERMS AND PROVISIONS OF WHICH ARE HEREBY INCORPORATED HEREIN IN FULL BY THIS REFERENCE. ALL SHAREHOLDERS ARE URGED TO REVIEW THE TRANSACTION DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.


 Sale of Series D Preferred and Use of Proceeds

   The outstanding shares of Series D Preferred were issued pursuant to the Series D Purchase Agreement described above. Subject to shareholder approval, the Company intends to issue additional shares of Series D Preferred pursuant to conversion of the Subscription Notes, Bridge Notes and exercise of the Bridge Warrants as described above. Shares of Series D Preferred, once issued, are subject to the rights and preferences set forth in the certificate of designation for the Series D Preferred, the Company's amended and restated articles of incorporation, and the Company's bylaws. If the Company's shareholders approve the Proposals presented in this proxy statement, the aggregate proceeds from sales of the Series D Preferred will total approximately $12,400,000, including conversion of the Bridge Notes. The Company intends to use the proceeds only for the following purposes: (i) to strengthen its balance sheet by reducing accounts payable; (ii) to invest in technology such as systems standardization, bar coding and wireless capabilities, and route optimization technologies resulting in a further reduction of selling, general and administrative expenses and significant value enhancement for customers; and (iii) to purchase additional delivery equipment. The balance of any proceeds available after the application described above will be added to the Company's working capital. The conversion of the existing Bridge Notes will not result in additional receipt of funds, but will increase working capital of the Company. As of July 25, 2001, assuming the issuance of all of the Series D Preferred pursuant to the Series D Purchase Agreements, the Series D Note Agreements and conversion of the Bridge Notes, the Company's net working capital would increase by approximately $10 million.


 Conditions to the Issuance of Series D Preferred

   The Series D Purchase Agreements and the Series D Note Agreements contain customary representations and warranties and require customary opinions of counsel, consents, waivers, notifications and filings with governmental entities or third parties. In addition, the agreements set forth two key conditions to the Company's sale and the investors' purchase of the Series D
Preferred: (i) the Company's shareholders shall have approved the issuance of the Series D Preferred as required by the Nasdaq Rules and (ii) a registration rights agreement by and among the Company, THLi, RS Investment Management, Inc. and all other Series D Preferred investors shall have been executed and delivered, and be in full force and effect, dated as of the closing. Approval of the issuance of the Series D Preferred is being sought through the use of this Proxy Statement. The registration rights agreement for the Series D Preferred is described in detail below.


 Indemnification

   Under the Series D Purchase Agreements and Series D Note Agreements, the Company has agreed to indemnify the Series D Preferred investors, and their affiliates, against, and agrees to hold such parties harmless from, any and all actions, causes of action or suits brought by third parties for damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) arising from such claim incurred or suffered by such parties arising out of (a) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to the Series D Purchase Agreements and the Series D Note Agreements, or (b) the breach by the Company of any listing requirements or other rules of any exchange upon which the Company's securities are listed, or of any other laws or rules relating to the issue and purchase of the Series D Preferred pursuant to the Series D Purchase Agreements and the Series D Note Agreements.


Description of Series D Preferred

   The Company's amended and restated articles of incorporation, authorize the Board of Directors to issue, without any action by the Company's shareholders, up to 25,000,000 shares of preferred stock, in any classes or series the Board of Directors determines, and to specify the rights, preferences and privileges of such shares.

On February 1, 2001, the Board of Directors, by unanimous written consent, authorized the creation and designation of 3,000,000 shares of Series D Convertible Preferred, par value $0.004 per share. No share of Series D Preferred is entitled to preferences over any other share of Series D Preferred. The Series D Preferred ranks senior to the Company's common stock with respect to dividend rights and rights on liquidation, dissolution and winding up. Upon any liquidation, dissolution or winding up of the Company, each holder of Series D Preferred is entitled to receive an amount in cash equal to $8.00 for each share of Series D Preferred, equal to $0.80 per share of common stock into which the Series D Preferred would have been convertible, plus any unpaid dividends thereon, for each share held by such holder before any distribution or payment is made upon any common stock but currently on an equal basis with any payment on Series B Preferred and Series C Preferred. If the Proposals are adopted by the Company's shareholders and there occurs any liquidation, dissolution or winding up of the Company, each holder of Series D Preferred would be entitled to receive $8.00, equivalent to $0.80 per share of common stock into which each share of Series D Preferred would have been convertible, per share plus any unpaid dividends thereon before any distribution or payment is made to holders of the Company's Series B Preferred, Series C Preferred or common stock. Certain terms of the certificate of designation for the Series D Preferred, which has been filed with the Secretary of State of the State of Utah, are summarized below. The following summary of rights, preferences, privileges and restrictions of the Series D Preferred is qualified in its entirety by reference to the certificate of designation for the Series D Preferred.


 Conversion to Common Stock

   The holders of Series D Preferred, at any time and from time to time, may convert all or any portion of the Series D Preferred, including any fraction of a share, into shares of the Company's common stock (or shares or units of any security into which the Company's common stock is changed). Each share of Series D Preferred presently may be converted into ten shares of common stock, subject to adjustment to prevent dilution. As of July 25, 2001, the shares of Series D Preferred outstanding and the shares of Series D Preferred issuable pursuant to the Bridge Notes, the Subscription Notes and the Bridge Warrants would be convertible into 20,925,760 shares of common stock, representing approximately 32.3% of the Company's outstanding common stock on a fully diluted basis.


   The rate at which shares of Series D Preferred may be converted to common stock shall be adjusted from time to time in order to prevent dilution in the event the Company issues or sells any shares of common stock or securities convertible into or exercisable for common stock for a consideration per share less than the market price (as defined in the certificate of designation for the Series D Preferred) of the common stock determined as of the date of such issue or sale, except with respect to: (i) the issuance or granting of common stock, options or convertible securities to employees, officers, consultants and directors of the Company and its subsidiaries or the exercise thereof pursuant to any of the Company's stock option plans; (ii) the issuance or granting of options for up to 75,000 shares of common stock (as adjusted for any stock splits, reverse stock splits, share combinations, stock dividends or similar reclassifications) to employees and consultants of the Company outside of any of the Company's stock option plans; (iii) the issuance of common stock upon (1) exercise of the Warrant To Purchase Shares of common stock of United Shipping & Technology, Inc. or (2) the conversion of the 9% Convertible Subordinated Promissory Note, in each case, dated as of April 25, 2000, issued by the Company to J. Iver & Company; (iv) the issuance of common stock upon exercise of a warrant dated as of September 24, 1999, issued by the Company to Bayview Capital Partners L.P. (the "Bayview Warrant"); (v) the issuance of common stock upon conversion of the Convertible Subordinated Note dated as of September 24, 1999, issued by the Company to CEX Holdings, Inc.; (vi) the issuance of shares of common stock to Jack D. Ashabranner II (or a trust solely for his benefit) in respect of a court-approved settlement of his claim against Corporate Express Delivery Systems, Inc., solely to meet any shortfall in the market value between the 600,000 shares of common stock that have been issued for the benefit of Mr. Ashabranner in respect of such settlement and the sum of $550,000, pursuant to the terms of such settlement; (vii) the issuance of common stock upon exercise of warrants to purchase common stock issued by the Company in connection with the original issuance of Series B Preferred; (viii) the issuance of Series D Preferred upon conversion of the Bridge Notes or upon exercise of the Bridge Warrants to purchase Series D Preferred issued by the

Company to THLi pursuant to the Bridge Loan Agreement; (ix) the issuance of Series C Preferred upon exercise of the Series C Warrants; and (x) the issuance of common stock upon conversion of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred.


   For the purposes of determining whether securities are issued or granted for less than the market price (as defined in the certificate of designation for the Series D Preferred) of the common stock, the consideration per share of any right, option, or convertible security issued or granted by the Company shall be the applicable exercise, conversion or purchase price at the time such security is issued or granted.


 Voting Rights

   In general, except as otherwise provided by law, the holders of shares of Series D Preferred are entitled to receive notice of all shareholder meetings and to vote on all matters submitted to the shareholders on an as-converted basis. Each share of Series D Preferred is entitled to one vote for each share of common stock issuable upon conversion of the Series D Preferred as of July 25, 2001.


   For so long as 20% of the issued shares of Series D Preferred remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series D Preferred are required for the Company to (i) alter or change the preferences, rights or powers of, increase or decrease the authorized number of, or issue additional shares of the Series D Preferred (or any class of stock that ranks prior to or equal with the Series D Preferred), (ii) increase or decrease the authorized number of shares of Series D Preferred, (iii) issue any additional Series D Preferred or create, authorize or issue any capital stock that ranks prior to the Series D Preferred with respect to dividends or upon liquidation, dissolution, winding up or otherwise, and (iv) declare or pay dividends or distributions on, or repurchase or redeem, the Company's securities, other than (a) with respect to shares of Series B Preferred, Series C Preferred, Series D Preferred, (b) the repurchase of options or common stock under the Company's stock option plans, (c) certain mandatory prepayments and repurchases required under the terms of an outstanding note issued to J. Iver & Company and the Bayview Warrant as in effect on February 1, 2001, or (d) the mandatory repurchase of the Bayview Warrant or common stock issued upon exercise thereof as in effect on February 1, 2001.


   Except as otherwise provided for in the sections entitled "Quorum and Voting" and "Vote Required," the holders of Series D Preferred will be entitled to vote on all matters submitted to the shareholders for a vote together with the holders of the common stock voting together as a single class. Holders of Series D Preferred are entitled to one vote for each share of common stock issuable upon conversion of the Series D Preferred as of the Record Date for such vote or, if no record date is specified, as of the date of such vote. Notwithstanding the provisions of this section regarding voting rights of Series D Preferred, for the shareholder approval of the issuance of the Series D Preferred or the issuance of common stock or other securities convertible into, exchangeable for, or equivalent to common stock as required in order to enable the Company to comply with continued listing requirements for the common stock on the Nasdaq SmallCap Market, such holders agree that, with respect to the voting of the Series D Preferred and the conversion thereof, the Series D Preferred voting rights of the holders shall be reduced on a pro-rata basis among the holders (the "Reduced Voting Amount"), until the Company's shareholders approve the issuance of Series D Preferred which is convertible into more than 20% of the Company's outstanding common stock, or such approval is waived by Nasdaq or otherwise determined not to be required; and the Series D Preferred held by such holders may not be converted into common stock except to the extent the number of shares of common stock into which Series D Preferred may be converted (which vote on a one vote per share basis) and the number of shares of the common stock into which the Series D Preferred held by such holders is convertible, do not exceed a number of shares equal to the Reduced Voting Amount.


 Dividends

   The Company is required to declare and pay to the holders of the Series D Preferred on an as-converted basis any dividends declared or paid upon the common stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of common stock, plus all accrued and unpaid dividends.

 Liquidation

   Upon any liquidation, dissolution and winding up of the Company, each holder of Series D Preferred is entitled to receive an amount in cash equal to $8.00 for each share of Series D Preferred, equal to $0.80 for each share of common stock into which the Series D Preferred would have been convertible, plus any unpaid dividends thereon, held by such holder before any distribution or payment is made upon any common stock but on an equal basis with any payment on Series B Preferred, Series C Preferred and Series F Preferred. If the Proposals are adopted by the Company's shareholders and there occurs any liquidation, dissolution and winding up of the Company, each holder of Series D Preferred would be entitled to receive $8.00, equivalent to $0.80 per share of common stock into which each share of Series D Preferred would have been convertible, plus any unpaid dividends thereon, before any distribution or payment is made to holders of the Company's Series B Preferred, Series C Preferred or common stock, and on an equal basis as to any payment attributable to shares of the Series F Preferred. If the Company's shareholders do not approve of the amendments to the Series B Preferred and Series C Preferred certificates of designation set forth in Proposal 1 and Proposal 2 and upon any liquidation, dissolution or winding up the Company's assets are insufficient to permit payment of the aggregate amount to which holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred are entitled, then the entire assets available for distribution must be distributed among the holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred in proportion to the aggregate value each holder would have been entitled to receive if the assets had been sufficient. If the Company's shareholders approve of the amendments to the Series B Preferred and Series C Preferred certificates of designation so that if upon any liquidation, dissolution and winding up the Company's assets are insufficient to permit payment of the aggregate amount to which holders of the Series D Preferred and Series F Preferred are entitled, then the holders of the Company's Series B Preferred, Series C Preferred and common stock would not receive any distribution and the entire assets available would be distributed to the Series D Preferred and Series F Preferred holders in proportion to the amount of Series D Preferred and Series F Preferred owned by each holder. If the Company has insufficient legally available funds to pay holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred in full, the Company must pay when funds are next legally available to do so, subject to the foregoing scenarios.


 Redemption

   Subject to the Company having legally available funds for such purpose, the Company will be required, upon the election of the holders of Series D Preferred, to redeem for cash, any outstanding shares of Series D Preferred on March 1, 2007, at a price equal to the aggregate liquidation value, plus all accrued and unpaid dividends at the election of the holders of the Series D Preferred. Any holder of Series D Preferred shares may elect to exercise its redemption rights with regard to any portion or none of the Series D Preferred shares owned by such holder. The Company is not required to establish any sinking fund for the redemption of the Series D Preferred. No share of Series D Preferred shall be entitled to any dividends declared after the date on which the Redemption Price (as defined in the certificate of designation for the Series D Preferred) is paid to the holder of such share.


 Change of Control

   The Company will be required to offer to purchase any outstanding shares of Series D Preferred promptly after the occurrence of a Change of Control (as defined in the certificate of designation for the Series D Preferred) of the Company, at a purchase price equal to the aggregate liquidation value, plus all accrued and unpaid dividends. At the option of the holders of Series D Preferred, the amount payable upon a Change of Control shall be payable in cash or shares of the Company's common stock (or the securities of the entity into which its common stock became converted or was exchanged in connection with the change of control).


Registration Rights Agreement

   The Company and each of the Series D Preferred investors entered into a Second Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights

Agreement, a majority of the holders of the Company's Series B Preferred, Series C Preferred and Series D Preferred may require the Company to file registration statements under the Securities Act of 1933 covering common stock issuable upon conversion thereof, together with any other shares held by those shareholders.


   In addition to the foregoing rights to demand registration of shares, holders of the Company's Series B Preferred, Series C Preferred or Series D Preferred enjoy incidental or "piggyback" registration rights whenever the Company proposes to register any of its securities under the Securities Act of 1933.


   Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Company's Series B Preferred, Series C Preferred and Series D Preferred registered pursuant thereto and each person who controls any Selling Shareholder (as defined in Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against any and all loss, liability, claim, damage and expense arising out of such registration statement.


   The Series D Preferred investors also agree to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all loss, liability, claim, damage and expense described above, as incurred, with respect to untrue or alleged untrue statements or omissions made in such registration statement, or any preliminary prospectus or any prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Series D Preferred investors.


   THE FOREGOING SUMMARIES OF THE SERIES D PURCHASE AGREEMENT, THE SERIES D NOTE AGREEMENTS, THE SERIES D PREFERRED AND THE REGISTRATION RIGHTS AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DEFINITIVE FORMS OF SUCH DOCUMENTS WHICH HAVE BEEN FILED AS EXHIBITS TO THE COMPANY'S FORM 8-K REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 2001.

                                PROPOSAL 7


APPROVAL OF ISSUANCE OF UP TO AN AGGREGATE OF 534,000 SHARES OF SERIES F PREFERRED, AND AN AGGREGATE OF 917,812 WARRANTS TO PURCHASE COMMON STOCK, ISSUABLE UPON CONVERSION OF SUBSCRIPTION NOTES TOTALING $5,874,000 THAT THE COMPANY SOLD IN ITS SERIES F PREFERRED OFFERING, WHICH ARE CONVERTIBLE INTO AND WOULD HAVE VOTING POWER GREATER THAN TWENTY PERCENT (20%) OF THE OUTSTANDING VOTING SECURITIES OF THE COMPANY, OR COULD POTENTIALLY RESULT IN A CHANGE OF CONTROL OF THE COMPANY, WHICH APPROVAL IS NECESSARY FOR THE COMPANY TO MEET CONTINUED LISTING REQUIREMENTS FOR ITS COMMON STOCK ON THE NASDAQ SMALLCAP MARKET IF SUCH CONVERSION AND ISSUANCE OCCUR.


Issuance of Series F Preferred Pursuant to the Series F Subscription Note Purchase Agreements


   Pursuant to Subscription Note Purchase Agreements entered into during July 2001 (collectively, the "Series F Note Agreements"), the Company issued Subscription Notes in the aggregate principal amount of $5,874,000. No interest accrues on the unpaid principal balances outstanding of the Subscription Notes. In the event that the Company's shareholders approve of the issuance of Series F Preferred having voting power greater than 20% of the outstanding voting securities of the Company, all of the principal balance of the Subscription Notes shall be converted into a number of shares of the Company's Series F Preferred equal to the quotient of the principal being converted divided by $11.00. Upon shareholder approval, the principal amount of the Subscription
Note issued as of July 25, 2001 is convertible into 534,000 shares of Series F Preferred. Each share of Series F Preferred is presently convertible into twenty shares of the Company's common stock. The Company also issued warrants to purchase 917,812 shares of common stock in connection with these sales.


   If the Company sells all of the shares of the Series F Preferred as described above and all holders convert Series F Preferred to common stock, the number of shares of common stock issued upon such conversion would exceed 20% of the outstanding voting securities of the Company.


   Under the terms of the Series F Note Agreements, the Company is obligated to seek shareholder approval of the issuance of Series F Preferred to the extent that the number of shares of common stock into which the Series F Preferred is convertible would exceed 20% of the Company's outstanding voting securities.


Effect of Issuance of Series F Preferred on the Company's Outstanding Securities, Warrants and Convertible Indebtedness


   The issuance of the Series F Preferred will be dilutive to the holders of the Company's outstanding capital stock, including the Series B Preferred, Series C Preferred, Series D Preferred and common stock. Issuance of the Series F Preferred constitutes an event that will give rise to certain pre-emptive rights under the terms of a warrant to purchase common stock (the "Bayview Warrant") held by Bayview Capital Partners LP ("Bayview"). Assuming that the Series F Preferred shares are sold pursuant to the Series F Note Agreements,
Bayview will have the right to purchase up to an additional             shares
of common stock pursuant to terms of the Bayview Warrant, resulting in further dilution to existing shareholders.


   Pursuant to the terms of the Bayview Warrant, the Series B Preferred certificate of designation, which established the terms and conditions of the Series B Preferred, the Series C Preferred certificate of designation, which established the terms and conditions of the Series C Preferred, the Series D Preferred certificate of designation, which established the terms and conditions of the Series D Preferred, and an Exchange Agreement dated September 24, 1999 (the "Exchange Agreement") between the Company and CEX Holdings, Inc. ("CEX"), Bayview, the holders of the Series B Preferred, the Series C Preferred and the Series D Preferred, and CEX are entitled to certain anti-dilution rights if the Company's securities are issued at less than market value. The exercise price of the Bayview Warrant, the conversion prices of the Series B Preferred, Series C Preferred and the Series D Preferred, and the conversion price of a convertible subordinated promissory note held by CEX, are required to be reduced on a weighted average basis concurrent with any issuance by the Company of securities for a consideration per share less than the average closing sale price per share of the common stock for the 20 trading days immediately prior to the date the Company fixes the purchase price for such securities. Consequently, the exercise price and shares issuable under the Bayview Warrant, the conversion prices of the Series B Preferred, Series C Preferred and Series D Preferred, and the conversion price of the shares issuable to CEX pursuant to the Exchange Agreement will be adjusted pursuant to formulae provided in such securities and in the Exchange Agreement.


   The Company did not seek the opinion of an independent financial advisor as to whether the issuance of Series F Preferred or the Subscription Notes was fair to the Company and its shareholders from a financial point of view. The Board of Directors of the Company, however, considered the Company's financial condition, working capital needs and the market price of its common stock, and approved the terms and conditions of such transactions.


Nasdaq Shareholder Approval Requirements


   The Company's common stock is listed on the Nasdaq SmallCap Market. The market rules of Nasdaq (the "Nasdaq Rules") require shareholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, common stock or securities convertible into or exercisable for common stock which equals 20% or more of the Company's outstanding common stock or 20% or more of the voting power outstanding before the issuance. On July 25, 2001, the Company had 17,146,399 shares of common stock outstanding. Pursuant to the Series F Note Agreement, the Company will issue common stock or securities convertible into and exercisable for 20% or more of the common stock outstanding prior to issuance.


   In addition, the Nasdaq Rules require shareholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the transactions will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the shareholder vote required thereby.


   The Board of Directors considers the issuance of the Series F Preferred, including the Series F Preferred into which the Subscription Notes are convertible, to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.


Terms of the Series F Preferred


   THE FOLLOWING SUMMARIZES INFORMATION RELATING TO ISSUANCE OF THE SERIES F PREFERRED. THE DESCRIPTION OF THE SERIES F PREFERRED IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SERIES F TRANSACTION DOCUMENTS, ALL OF THE TERMS AND PROVISIONS OF WHICH ARE HEREBY INCORPORATED HEREIN IN FULL BY THIS REFERENCE. ALL SHAREHOLDERS ARE URGED TO REVIEW THE TRANSACTION DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.


 Sale of Series F Preferred and Use of Proceeds


   Subject to shareholder approval, the Company intends to issue shares of Series F Preferred pursuant to conversion of the Subscription Notes. Shares of Series F Preferred, once issued, are subject to the rights and preferences set forth in the certificate of designation for the Series F Preferred, the Company's amended and restated articles of incorporation, and the Company's bylaws. If the Company's shareholders approve the Proposals presented in this proxy statement, the aggregate proceeds from sales of the Series F Preferred will total approximately $5,874,000. The Company intends to use the proceeds only for the following purposes: (i) to strengthen its balance sheet by reducing accounts payable; (ii) to invest in technology such as systems standardization, bar coding and wireless capabilities, and route optimization technologies resulting in a further reduction of selling, general and administrative expenses and significant value enhancement for customers; and
(iii) to purchase additional delivery equipment. The balance of any proceeds available after the application described above will be added to the Company's working capital. As of July 25, 2001, assuming the issuance of all of the Series F Preferred pursuant to the Series F Note Agreements, the Company's net working capital would increase by approximately $5,874,000.

 Conditions to the Issuance of Series F Preferred


   The Series F Note Agreements contain customary representations and warranties and require customary opinions of counsel, consents, waivers, notifications and filings with governmental entities or third parties. In addition, the agreements set forth two key conditions to the Company's sale and the investors' purchase of the Series F Preferred: (i) the Company's shareholders shall have approved the issuance of the Series F Preferred as required by the Nasdaq Rules and (ii) a registration rights agreement by and among the Company, THLi, RS Investment Management, Inc. and all other Series D Preferred and Series F Preferred investors shall have been executed and delivered, and be in full force and effect, dated as of the closing. Approval of the issuance of the Series F Preferred is being sought through the use of this Proxy Statement. The registration rights agreement for the Series F Preferred is described in detail below.


 Indemnification


   Under the Series F Note Agreements, the Company has agreed to indemnify the Series F Preferred investors, and their affiliates, against, and agrees to hold such parties harmless from, any and all actions, causes of action or suits brought by third parties for damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) arising from such claim incurred or suffered by such parties arising out of (a) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to the Series F Note Agreements, or (b) the breach by the Company of any listing requirements or other rules of any exchange upon which the Company's securities are listed, or of any other laws or rules relating to the issue and purchase of the Series F Preferred pursuant to the Series F Note Agreements.


Description of Series F Preferred


   The Company's amended and restated articles of incorporation, authorize the Board of Directors to issue, without any action by the Company's shareholders, up to 25,000,000 shares of preferred stock, in any classes or series the Board of Directors determines, and to specify the rights, preferences and privileges of such shares. On July 26, 2001, the Board of Directors, by unanimous written consent, authorized the creation and designation of 1,200,000 shares of Series F Convertible Preferred, par value $0.004 per share. No share of Series F Preferred is entitled to preferences over any other share of Series F Preferred. The Series F Preferred ranks senior to the Company's common stock with respect to dividend rights and rights on liquidation, dissolution and winding up. Upon any liquidation, dissolution or winding up of the Company, each holder of Series F Preferred is entitled to receive an amount in cash equal to $11.00 for each share of Series F Preferred, equal to $0.55 per share of common stock into which the Series F Preferred would have been convertible, plus any unpaid dividends thereon, for each share held by such holder before any distribution or payment is made upon any common stock but currently on an equal basis with any payment on Series B Preferred, Series C Preferred and Series D Preferred. If the Proposals are adopted by the Company's shareholders and there occurs any liquidation, dissolution or winding up of the Company, each holder of Series F Preferred would be entitled to receive $11.00, equivalent to $0.55 per share of common stock into which each share of Series F Preferred would have been convertible, per share plus any unpaid dividends thereon before any distribution or payment is made to holders of the Company's Series B Preferred, Series C Preferred or common stock, and on an equal basis as to any payment attributable to shares of the Series D Preferred. Certain terms of the certificate of designation for the Series F Preferred, which has been filed with the Secretary of State of the State of Utah, are summarized below. The following summary of rights, preferences, privileges and restrictions of the Series F Preferred is qualified in its entirety by reference to the certificate of designation for the Series F Preferred.


 Conversion to Common Stock


   The holders of Series F Preferred, at any time and from time to time, may convert all or any portion of the Series F Preferred, including any fraction of a share, into shares of the Company's common stock (or shares or units of any security into which the Company's common stock is changed). Each share of Series F Preferred presently may be converted into twenty shares of common stock, subject to adjustment to prevent dilution. As of July 25, 2001, the shares of Series F Preferred outstanding and the shares of Series F Preferred issuable pursuant to the Subscription Notes would be convertible into 10,200,000 shares of common stock, representing approximately 20.0% of the Company's outstanding common stock on a fully diluted basis.


   The rate at which shares of Series F Preferred may be converted to common stock shall be adjusted from time to time in order to prevent dilution in the event the Company issues or sells any shares of common stock or securities convertible into or exercisable for common stock for a consideration per share less than the market price (as defined in the certificate of designation for the Series F Preferred) of the common stock determined as of the date of such issue or sale, except with respect to: (i) the issuance or granting of common stock, options or convertible securities to employees, officers, consultants and directors of the Company and its subsidiaries or the exercise thereof pursuant to any of the Company's stock option plans; (ii) the issuance or granting of options for up to 75,000 shares of common stock (as adjusted for any stock splits, reverse stock splits, share combinations, stock dividends or similar reclassifications) to employees and consultants of the Company outside of any of the Company's stock option plans; (iii) the issuance of common stock upon (1) exercise of the Warrant To Purchase Shares of common stock of United Shipping & Technology, Inc. or (2) the conversion of the 9% Convertible Subordinated Promissory Note, in each case, dated as of April 25, 2000, issued by the Company to J. Iver & Company; (iv) the issuance of common stock upon exercise of a warrant dated as of September 24, 1999, issued by the Company to Bayview Capital Partners L.P. (the "Bayview Warrant"); (v) the issuance of common stock upon conversion of the Convertible Subordinated Note dated as of September 24, 1999, issued by the Company to CEX Holdings, Inc.; (vi) the issuance of shares of common stock to Jack D. Ashabranner II (or a trust solely for his benefit) in respect of a court-approved settlement of his claim against Corporate Express Delivery Systems, Inc., solely to meet any shortfall in the market value between the 600,000 shares of common stock that have been issued for the benefit of Mr. Ashabranner in respect of such settlement and the sum of $550,000, pursuant to the terms of such settlement; (vii) the issuance of common stock upon exercise of warrants to purchase common stock issued by the Company in connection with the original issuance of Series B Preferred; (viii) the issuance of Series D Preferred upon conversion of the Bridge Notes or upon exercise of the Bridge Warrants to purchase Series D Preferred issued by the Company to THLi pursuant to the Bridge Loan Agreement; (ix) the issuance of Series C Preferred upon exercise of the Series C Warrants; and (x) the issuance of common stock upon conversion of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred.


   For the purposes of determining whether securities are issued or granted for less than the market price (as defined in the certificate of designation for the Series F Preferred) of the common stock, the consideration per share of any right, option, or convertible security issued or granted by the Company shall be the applicable exercise, conversion or purchase price at the time such security is issued or granted.


 Voting Rights


   In general, except as otherwise provided by law, the holders of shares of Series F Preferred are entitled to receive notice of all shareholder meetings and to vote on all matters submitted to the shareholders on an as-converted basis. Each share of Series F Preferred is entitled to one vote for each share of common stock issuable upon conversion of the Series F Preferred as of July 25, 2001.


   For so long as 20% of the issued shares of Series F Preferred remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series F Preferred are required for the Company to (i) alter or change the preferences, rights or powers of, increase or decrease the authorized number of, or issue additional shares of the Series F Preferred (or any class of stock that ranks prior to or equal with the Series F Preferred), (ii) increase or decrease the authorized number of shares of Series F Preferred, (iii) issue any additional Series D Preferred or create, authorize or issue any capital stock that ranks prior to the Series F Preferred with respect to dividends or upon liquidation, dissolution, winding up or otherwise, and (iv) declare or pay dividends or distributions on, or repurchase or redeem, the Company's securities, other than (a) with respect to shares of Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred (b) the repurchase of options or common stock under the Company's stock option plans, (c) certain mandatory prepayments and repurchases required under the terms of an outstanding note issued to J. Iver & Company and the Bayview Warrant as in effect on February 1, 2001, or (d) the mandatory repurchase of the Bayview Warrant or common stock issued upon exercise thereof as in effect on February 1, 2001.


   Except as otherwise provided for in the sections entitled "Quorum and Voting" and "Vote Required," the holders of Series F Preferred will be entitled to vote on all matters submitted to the shareholders for a vote together with the holders of the common stock voting together as a single class. Holders of Series F Preferred are entitled to one vote for each share of common stock issuable upon conversion of the Series F Preferred as of the Record Date for such vote or, if no record date is specified, as of the date of such vote. Notwithstanding the provisions of this section regarding voting rights of Series F Preferred, for the shareholder approval of the issuance of the Series F Preferred or the issuance of common stock or other securities convertible into, exchangeable for, or equivalent to common stock as required in order to enable the Company to comply with continued listing requirements for the common stock on the Nasdaq SmallCap Market, such holders agree that, with respect to the voting of the Series F Preferred and the conversion thereof, the Series F Preferred voting rights of the holders shall be reduced on a pro-rata basis among the holders (the "Reduced Voting Amount"), until the Company's shareholders approve the issuance of Series F Preferred which is convertible into more than 20% of the Company's outstanding common stock, or such approval is waived by Nasdaq or otherwise determined not to be required; and the Series F Preferred held by such holders may not be converted into common stock except to the extent the number of shares of common stock into which Series F Preferred may be converted (which vote on a one vote per share basis) and the number of shares of the common stock into which the Series F Preferred held by such holders is convertible, do not exceed a number of shares equal to the Reduced Voting Amount.


 Dividends


   The Company is required to declare and pay to the holders of the Series F Preferred on an as-converted basis any dividends declared or paid upon the common stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of common stock, plus all accrued and unpaid dividends.


 Liquidation


   Upon any liquidation, dissolution and winding up of the Company, each holder of Series F Preferred is entitled to receive an amount in cash equal to $11.00 for each share of Series F Preferred, equal to $0.55 for each share of common stock into which the Series F Preferred would have been convertible, plus any unpaid dividends thereon, held by such holder before any distribution or payment is made upon any common stock but on an equal basis with any payment on Series B Preferred, Series C Preferred, and Series D Preferred. If the Proposals are adopted by the Company's shareholders and there occurs any liquidation, dissolution and winding up of the Company, each holder of Series F Preferred would be entitled to receive $11.00, equivalent to $0.55 per share of common stock into which each share of Series F Preferred would have been convertible, plus any unpaid dividends thereon, before any distribution or payment is made to holders of the Company's Series B Preferred, Series C Preferred or common stock, and on equal basis to any payment attributable to the Series D Preferred. If the Company's shareholders do not approve of the amendments to the Series B Preferred, Series C Preferred and Series D Preferred certificates of designation set forth in Proposals 1, 2 and 3 and upon any liquidation, dissolution or winding up the Company's assets are insufficient to permit payment of the aggregate amount to which holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred are entitled, then the entire assets available for distribution must be distributed among the holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred in proportion to the aggregate value each holder would have been entitled to receive if the assets had been sufficient. If the Company's shareholders approve of the amendments to the Series B Preferred, Series C Preferred and Series D Preferred certificates of designation so that if upon any liquidation, dissolution and winding up the Company's assets are insufficient to permit payment of the aggregate amount to which holders of the Series D Preferred and Series F Preferred are entitled, then the holders of the Company's Series B Preferred, Series C Preferred and common stock would not receive any distribution and the entire assets available would be distributed to the Series D Preferred and Series F Preferred holders in proportion to the amount of Series D Preferred and Series F Preferred owned by each holder. If the Company has insufficient legally available funds to pay holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred in full, the Company must pay when funds are next legally available to do so, subject to the foregoing scenarios.


 Change of Control


   The Company will be required to offer to purchase any outstanding shares of Series F Preferred promptly after the occurrence of a Change of Control (as defined in the certificate of designation for the Series F Preferred) of the Company, at a purchase price equal to the aggregate liquidation value, plus all accrued and unpaid dividends. At the option of the holders of Series F Preferred, the amount payable upon a Change of Control shall be payable in cash or shares of the Company's common stock (or the securities of the entity into which its common stock became converted or was exchanged in connection with the change of control).


Registration Rights Agreement


   The Company and each of the Series F Preferred investors entered into a Third Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, a majority of the holders of the Company's Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred may require the Company to file registration statements under the Securities Act of 1933 covering common stock issuable upon conversion thereof, together with any other shares held by those shareholders.


   In addition to the foregoing rights to demand registration of shares, holders of the Company's Series B Preferred, Series C Preferred, Series D Preferred or Series F Preferred enjoy incidental or "piggyback" registration rights whenever the Company proposes to register any of its securities under the Securities Act of 1933.


   Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Company's Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred registered pursuant thereto and each person who controls any Selling Shareholder (as defined in Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against any and all loss, liability, claim, damage and expense arising out of such registration statement.


   The Series F Preferred investors also agree to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all loss, liability, claim, damage and expense described above, as incurred, with respect to untrue or alleged untrue statements or omissions made in such registration statement, or any preliminary prospectus or any prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Series F Preferred investors.


   THE FOREGOING SUMMARIES OF THE SERIES F PURCHASE AGREEMENT, THE SERIES F NOTE AGREEMENTS, THE SERIES F PREFERRED AND THE REGISTRATION RIGHTS AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DEFINITIVE FORMS OF SUCH DOCUMENTS.

                                PROPOSAL 8


        AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION


   By action taken effective July 26, 2001, the board of directors adopted the following resolution, which would increase the total number of shares which the board has authority to issue from 100,000,000 to 200,000,000, subject to approval by the shareholders.


     RESOLVED, that the first paragraph of Article III of the Amended and Restated Articles of Incorporation of United Shipping & Technology, Inc. shall be amended to read as follows:


                             AUTHORIZED SHARES


  The Corporation is authorized to issue two classes of shares. The total number of shares the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares. The preferences, limitations and relative rights of the two classes of shares of the Corporation are as follows:


                               Common Stock


     1. Number, Designation and Par Value. The Corporation is authorized to issue One Hundred Fifty Million (150,000,000) shares designated as "Common Stock," each having par value of $.004 per share (the "Common Stock").


      2. Voting. All voting rights of the Corporation, subject to any preference or rights that may be granted to the holders of the Preferred Stock (as defined below), shall be exercised by the holders of the Common Stock. No shareholder shall be entitled to any cumulative voting rights.


      3. Net Assets. The holders of the Common Stock, subject to any preferences or rights that may be granted to the holders of the Preferred Stock, shall be entitled to receive the net assets of the Corporation upon the dissolution of the Corporation.


      4. Payment. All shares of the Common Stock shall be fully paid and nonassessable.


                              Preferred Stock


     1. Number, Designation and Par Value. The Corporation is authorized to issue FiftyMillion (50,000,000) shares designated as "Preferred Stock," each having a par value of $.004 per share (the "Preferred Stock").


      2. Additional Terms. The Board of Directors of the Corporation, without shareholder action, may amend these Articles of Incorporation to establish additional terms of the Preferred Stock (or any series of the Preferred Stock) pursuant to and in accordance with Section 602 of the URBCA.


   As of July 25, 2001, 17,146,399 shares of common stock were issued and outstanding, 2,806,797 shares of Series B Preferred, 2,000,0000 shares of Series C Preferred, 252,429 shares of Series D Preferred (each such share of Series D Preferred is convertible into ten shares of common stock), and an additional 10,279,674 shares of common stock, 825,484 shares of Series C Preferred, 1,840,147 shares of Series D Preferred and 534,000 shares of Series F Preferred were reserved for issuance pursuant to stock options, warrants, or convertible notes, leaving 10,750,636 shares of common stock available for future issuance. Although the Company has no intention or commitment to issue any additional shares as of the date of this proxy statement, the board believes that it is desirable to have the additional shares available for possible future financing or acquisition transactions and other general corporate purposes. The board believes that the availability of such shares for issuance in the future will give the Company greater flexibility and permit such shares to be issued without the expense and delay of holding a shareholders meeting. The board may issue shares of the Company's capital stock in such amounts, at such times, for such consideration, and on such terms and conditions as the board shall deem advisable.

   The shares would be available for issuance by the board without further shareholder authorization, except as may be required by law or by the rules of The Nasdaq Stock Market or any other quotation system or stock exchange on which the Company's common shares may then be listed. The Company's shareholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities. There are at present no specific understandings, arrangements or agreements with respect to any transactions that would require us to issue any new shares of the Company's common stock, other than shares already reserved for issuance under existing stock plans.


   Although not intended as an anti-takeover device, issuing additional shares could impede a non-negotiated acquisition of the Company by diluting the ownership interests of a substantial shareholder, increasing the total amount of consideration necessary for a person to obtain control of the Company or increasing the voting power of friendly third parties. The board could authorize voting rights per share that are the same or different than the voting rights of the outstanding shares of common stock.


   The Board of Directors considers the amendments to the Amended and Restated Articles of Incorporation to be in the best interests of the Company and its shareholders and recommends that you vote for approval of this proposal.

                                PROPOSAL 9


 APPROVAL OF A RESTRUCTURING OF THE COMPANY'S CAPITALIZATION AT THE DISCRETION
                         OF THE BOARD OF DIRECTORS


   On July 26, 2001, the board approved an amendment to the Amended and Restated Articles of Incorporation, by which the board may its sole discretion, if approved by the shareholders, (a) effect a reverse-stock split of the Company's capital stock on the terms described herein, (b) to maintain the authorized capital stock at the pre-split number, and (c) to maintain the par value of the common stock and preferred stock at $0.004 per share. In order for the board to retain a degree of flexibility regarding the extent of the reverse-stock split, the Company is asking shareholders to approve the grant of discretionary authority to the board to determine and establish the actual ratio for the reverse stock split, up to a ratio not to exceed one-for-eight (i.e., the Company would issue one new share of common stock or preferred stock for up to every eight outstanding shares of common stock or preferred stock).


Status of the Nasdaq SmallCap Market Listing


   As of the date of this proxy statement, the Company's common stock was listed for trading on the Nasdaq SmallCap Market. The continued listing requirements for the Nasdaq SmallCap Market, include, among other things, that the Company's stock maintain a minimum bid price of at least $1.00 and have a market capitalization of at least $35,000,000. The Company does not currently meet the bid price and market capitalization requirements. On May 14, 2001 the Company received notification from Nasdaq that the Company's common stock no longer met the minimum bid requirement for continued listing on the Nasdaq SmallCap Market. The Company must achieve compliance with this requirement by August 13, 2001. On July 15, 2001 the Company was notified by Nasdaq that its common stock was subject to delisting because it did not meet the $35,00,000 market capitalization requirement. The Company has appealed this decision and will have a hearing in front of Nasdaq. The approval of Proposals 1, 2, 3, 4, 6, 7 and 9, in the judgment of the board, may be necessary to meet both the minimum bid price and market capitalization requirements, although no assurance can be given that Nasdaq or an independent panel designated by Nasdaq, will accept these Proposals as the Company meeting compliance now or in the future.


Background


   The Company is asking its shareholders to authorize the board, at its sole discretion, if it deems necessary, the authority to amend the Company's Amended and Restated Articles of Incorporation to effectuate a reverse stock split of the Company's common stock at a ratio not to exceed one-for-eight (1:8), (b) maintain the authorized number of shares of capital stock and (c) maintain the par value of the common stock and preferred at $0.004 per share. Approval of the proposal would give the board discretionary authority to implement the proposal through December 31, 2001.


   The directors propose to have the authority to amend the Company's Amended and Restated Articles of Incorporation, at their discretion, to reclassify the common stock and preferred stock of the Company to effectuate a reverse stock split, such that for up to every eight (8) pre-amendment shares of common stock or preferred stock held by a shareholder, such holder would be entitled to one
(1) post-amendment share of common stock or preferred stock, fractional shares being rounded up to the nearest full post-amendment share, with outstanding warrants and options to purchase stock being adjusted accordingly. The directors will make their determination if a reverse stock split is in the best interests of the Company based on a number of factors, including but not limited to: (a) the current condition of the Nasdaq Stock Market and other stock exchanges, (b) the economic condition of the Company, (c) the Company's future prospects, and (d) the financial outlook of the Company. The board may receive advise from a financial advisor on whether or not a reverse stock split is in the best interests of the Company and at what ratio such reverse stock split should be accomplished. The Company believes that, if the restructuring is approved and implemented, there is a greater likelihood that the minimum bid price of the common stock will be maintained at a level over $1.00 per share on an ongoing basis. The Company's common stock has been below the $1.00 level and, is subject to being delisted from the Nasdaq SmallCap Market. The board believes that a reverse stock split may be necessary for the Company's common stock to meet the $1.00 minimum bid price requirement of the Nasdaq SmallCap Market. There can be no assurance, however, that approval and implementation of the restructuring will succeed in maintaining the bid price of the Company's common stock above $1.00 per share, or that the Company's common stock would not be delisted by Nasdaq for other reasons.


   Adjustments to the corporate financial statements to reflect the reclassification and reverse split are expected to be minimal. The expected immediate effect in the market would be an approximate proportional increase in the trading price per share, and a decrease in the number of post-amendment shares involved in a trade of shares that would have been involved in an identical trade. The board believes that a delisting could adversely affect the ability of the Company to attract new investors, may result in decreased liquidity of the outstanding shares of common stock, and consequently, could reduce the price at which such shares trade and increase the transaction costs inherent to trading such shares.


   Even though a reverse stock split, by itself, does not impact a corporation's assets or prospects, a reverse stock split could be followed by a decrease in the aggregate market value of a corporation's equity capital. The board, however, believes that, depending on the circumstances existing at the time of the split, this risk may be sufficiently offset by the prospect that the reverse stock split will improve the likelihood that the Company will be able to maintain its Nasdaq SmallCap Market listing and may, by increasing the per share price, make an investment in the common stock more attractive for certain investors. If the Company's securities are delisted from The Nasdaq SmallCap Market, trading, if any, of the Company's securities would thereafter have to be conducted in the over-the-counter markets. In such event, an investor could find it more difficult to dispose of, or to obtain an accurate quotation as to the market value of, the Company's securities. In addition, if the common stock were to become delisted from trading on the Nasdaq SmallCap Market and the trading price of the Company's common stock were to remain below $5.00 per share, trading in the Company's common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of the common stock and the ability of investors to trade the Company's common stock.


   In connection with any determination to effect a reverse split, the board also will select the reverse split ratio that, in its discretion, results in the greatest marketability of the common stock based on prevailing market conditions. No further action on the part of the shareholders would be required to either effect or abandon a reverse split. If no reverse split is effected by December 31, 2001, the board's authority to effect a reverse split will also terminate.


   The board believe that shareholder approval of an exchange ratio range (as opposed to approval of a specified exchange ratio) in which the reverse split may be effected provides the board with maximum flexibility to achieve the purposes of the reverse split. If the shareholders approve the reverse stock split at the meeting, the reverse split will be effected, if at all, only upon a determination by the board that the reverse stock split (in an exchange ratio determined by the Board within the limits set forth herein) is in the best interests of the Company and its shareholders at that time. Notwithstanding approval of the reverse stock split by the shareholders, the board may, in its sole discretion, determine not to effect the reverse split. A reverse stock split would become effective upon the filing with the Secretary of State of Utah of an amendment to the Company's Amended and Restated Articles of Incorporation.


   The purpose of the reverse split is to increase the market value of the common stock. The board intends to effect a reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading market for the common stock and improve the likelihood that the Company will be allowed to maintain its listing on the Nasdaq SmallCap Market. If the reverse split proposal is authorized by the shareholders, the board will have the discretion to implement a reverse stock split through December 31, 2001, or effect no reverse stock split at all. The board has submitted an exchange ratio range in order to give it latitude. If the trading price of the common stock increases without a reverse split, a reverse split may not be necessary, or one of lesser proportions would be required than if the trading price decreased or remains constant.


   Based upon current market conditions management has determined that authorization of the restructuring is in the best interest of the Company's shareholders. The restructuring would be affected by management filing an amendment to the Amended and Restated Articles of Incorporation of the Company with the Utah Secretary of State.


Amendment to Amended and Restated Articles of Incorporation


   The Company, if the board determines that a reverse stock split is in the best interests of the Company, will implement the Recapitalization Plan and amend the existing provision of the Amended and Restated Articles of Incorporation relating to the Company's authorized capital if the shareholders approve the restructuring and the Board decides to effect a reverse split prior to December 31, 2001.


   If the shareholders approve the Restructuring Plan and the amendment to the Company's Amended and Restated Articles of Incorporation, the above amendment (as completed to account for the reverse split exchange ratio) to the Company's Amended and Restated Articles of Incorporation would become effective upon the Board's decision to implement a reverse split and the filing of an amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of Utah.


Principal Effects of the Restructuring


   The proposed restructuring will not affect any shareholder's proportionate equity interest in the Company or rights, preferences, privileges or priorities of any shareholder, other than an adjustment which may occur due to fractional shares. The reverse-stock split may increase the number of shareholders of the Company who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Likewise, the proposed restructuring will not affect the total shareholders' equity of the Company or any components of shareholders' equity as reflected on the financial statements of the Company except (i) to change the numbers of the issued and outstanding shares of common stock and preferred stock, (ii) to change the stated capital of the Company's common stock and preferred stock to reflect the reverse split, and (iii) for an adjustment which will occur due to the costs incurred by the Company in connection with this proxy statement and the implementation of such of the proposals as are approved by the shareholders. Furthermore, although the issued and outstanding shares will decrease as a result of any reverse stock split, the Restructuring Plan specifically provides that the number of authorized shares of common stock will be maintained and remain the same following its implementation. Accordingly, following the implementation of the Restructuring Plan, there will be more shares of common stock available for future issuances by the Company.


Exchange of Shares--No Fractional Shares


   Pursuant to the proposed reverse stock split, depending on the reverse stock split ratio selected by the board, up to every eight (8) shares of issued common stock and preferred stock would be converted and reclassified into one
(1) share of post-split common stock and preferred stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. For example, a holder of eighty (80) shares prior to the reverse stock split effective date of the split would be the holder of ten (10) shares at the effective date of the reverse stock split if the one-for-eight (1:8) reverse stock split ratio is selected by the board. All shares held by a shareholder will be aggregated and one new stock certificate will be issued, unless the transfer agent is otherwise notified by the shareholder. The proposed reverse stock split would become effective immediately on the effective date of the split. Shareholders will be notified on or after the effective date of the reverse stock split that the reverse split has been effected. The Company's transfer agent, American Stock Transfer and Trust, will act as the Company's exchange agent for shareholders in implementing the exchange of their certificates.

   As soon as practicable after the effective date of the reverse stock split, shareholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to the exchange agent in exchange for certificates representing post-split common stock. Shareholders will not receive certificates for shares of post-split common stock unless and until the certificates representing their shares of pre-split common stock are surrendered and they provide such evidence of ownership of such shares as the Company or the exchange agent may require. Shareholders should not forward their certificates to the exchange agent until they have received notice from the Company that the reverse split has become effective. Beginning on the effective date of the reverse stock split, each certificate representing shares of the Company's pre-split common stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split common stock.


   No service charge will be payable by shareholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.


No Dissenter's Rights


   Shareholders have no right under Utah law or under the Amended and Restated Articles of Incorporation or Bylaws of the Company to dissent from the reverse-stock split or to dissent from the payment of cash in lieu of fractional shares resulting from the reverse-stock split.


   The Board of Directors considers the approval of the Recapitalization Plan to be in the best interests of the Company and its shareholders and recommends that you vote FOR approval of this proposal.


Utah Shareholder Approval Requirements


   The laws of the State of Utah require shareholder approval of Proposals number 1, 2, 3, 8 and 9 described herein, and does not require shareholder approval of Proposals 4, 5, 6 and 7 described herein.


Absence of Appraisal Rights

   Under Utah law, objecting shareholders will have no appraisal, dissenters' or similar rights (e.g., the right to seek a judicial determination of the "fair value" of the common stock and to compel the Company to purchase their common stock for cash in that amount) with respect to the amendment of the certificates of designation of the Series B Preferred, the Series C Preferred and the Series D Preferred, the approval of the conversion of the Bridge Notes and the issuance of the Warrants and the Series D Preferred at the Special Meeting, nor will the Company voluntarily accord such rights to shareholders. Therefore, approval of the Proposals presented at the Special Meeting by the requisite number of shares will bind all shareholders and any objecting shareholders will be able to liquidate their common stock only by selling it in the market.


Consequences if the Proposals Are Not Approved


   Failure to approve the Proposals would require the Company to seek other sources for funding. If the Company does not receive shareholder approval, there can be no assurance that the Company would be able to obtain adequate alternative sources of capital. Failure to receive such financing may force the Company to curtail its operations. If the Company does not receive shareholder approval of the Proposals, the Company may elect to sell a number of shares of Series D Preferred and Series F Preferred convertible into less than 20% of the outstanding common stock of the Company.

                           DESCRIPTION OF SECURITIES

   The Company's current amended and restated articles of incorporation, authorize the issuance of 100,000,000 shares, par value $0.004 per share, consisting of 75,000,000 shares of common stock and 25,000,000 shares of preferred stock. The Company's Board of Directors has the authority to issue any unissued authorized shares of preferred stock. As of July 25, 2001, the Company's issued and outstanding capital stock consisted of 17,146,399 shares of common stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred, 252,429 shares of Series D Preferred (each such share of Series D Preferred is presently convertible into ten shares of common stock), and an additional 10,279,674 shares of common stock, 825,484 shares of Series C Preferred, 1,840,147 shares of Series D Preferred and 534,000 shares of Series F Preferred were reserved for issuance pursuant to stock options, warrants or convertible notes. Persons acquiring such shares could have preferential rights with respect to voting, liquidation, dissolution or dividends over existing shareholders. The ability of the Board of Directors to issue preferred stock could have the effect of entrenching the Company's directors, impeding or deterring an unsolicited tender offer or takeover proposal regarding the Company, and thereby depriving the then current shareholders of the ability to sell their shares at a premium over the market price, or otherwise adversely affecting the voting power, dividend, liquidation and other rights of holders of common stock.


   A more complete description of the Company's common stock follows. For a more complete description of the Company's Series D Preferred and Series F Preferred, please see the Proposals and Description of Series D Preferred and Series F Preferred above.


Common Stock

   The Company has authorized the issuance of only one class of common stock. No share of common stock is entitled to preference over any other share of common stock, and each share of common stock is equal in all respects to every other share of common stock. Holders of common stock are entitled to one vote for each share held of record at each meeting of shareholders. In any distribution of assets, whether voluntary or involuntary, holders are entitled to receive on a pro rata basis the assets available to holders of common stock after creditors have been paid in full and after any liquidation preference of any other class of stock has been satisfied.


   Holders of common stock have no preemptive rights to purchase additional securities which may be offered by the Company. There is no cumulative voting for the election of directors. Accordingly, the owners of a majority of outstanding voting shares may elect all of the directors if they choose to do so, except three directors who may be elected or appointed by the holders of Series B Preferred and THLi pursuant to the Bridge Loan Agreement. By holding a majority of the outstanding Series B Preferred, THLi has the right to appoint one person to the Company's Board of Directors. THLi also has the right to appoint two persons to the Company's Board of Directors pursuant to the Bridge Loan Agreement. To date, THLi has only appointed two members to the Company's board of directors, but may, at any time, appoint one additional director, which would result in the number of directors increasing from eight to nine. All shares of common stock are entitled to participate equally in all dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents previously filed by the Company (File No. 0-28452) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Proxy Statement by reference:


  (a) Annual Report on Form 10-KSB for the year ended July 1, 2000, filed on September 29, 2000; as amended on Form 10-KSB/A, filed on July 30, 2001.


  (b) Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2000, December 31, 2000, and March 31, 2001, filed on November 13, 2000, as amended on Form 10-QSB/A, filed on July 30, 2001, February 13, 2001, as amended on Form 10-QSB/A, filed on July 30, 2001, and filed on May 21, 2001, as amended on Form 10-QSB/A, filed on July 30, 2001, respectively.


  (c) Current Reports on Form 8-K filed on October 8, 1999 (as amended by the Current Report on Form 8-K/A filed December 8, 1999), September 8, 2000, June 2, 2000, January 9, 2001, January 29, 2001, February 16,
      2001, March 13, 2001, May 21, 2001, July 16, 2001, July 26, 2001 and
      July 30, 2001.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Wesley C. Fredenburg
                                          Secretary

Minneapolis, Minnesota

August 6, 2001

                       UNITED SHIPPING & TECHNOLOGY, INC.

                       9850 51st Avenue North, Suite 110
                          Minneapolis, Minnesota 55442
                                 (952) 941-4080

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned, having duly received the Notice of Special Meeting of Shareholders and the Proxy Statement, dated August 3, 2001, hereby appoints Peter C. Lytle and Wesley C. Fredenburg as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of common stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock of United Shipping & Technology, Inc. (the "Company") held of record by the undersigned on July 17, 2001, at the Special
Meeting of Shareholders to be held in the                     Room of the
Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota on Tuesday, September 4, 2001, at 3:00 p.m., Minneapolis time, and at any adjournment or postponement thereof.


  (1) Amendment of the certificate of designation for the Series B Preferred to provide that upon liquidation, dissolution and winding up of the Company, the holders of the Series B Preferred will be entitled to payment of the liquidation value attributable to such shares equal to $9.00 per share plus any unpaid dividends thereon, or the available portion thereof on a pro rata basis with the holders of the Series C Preferred, after payment to the holders of the Series D Preferred of the liquidation value attributable to the Series D Preferred equal to $8.00 per share plus any unpaid dividends thereon, and after payment to holders of the Series F Preferred, of the liquidation value attributable to the Series F Preferred equal to $11.00 per share plus any unpaid dividends thereon.


    [_]  FOR               [_]  AGAINST         [_]  ABSTAIN

  (2) Amendment of the certificate of designation for the Series C Preferred, to provide that upon liquidation, dissolution and winding up of the Company, the holders of the Series C Preferred will be entitled to payment of the liquidation value attributable to such shares equal to $6.00 per share plus any unpaid dividends thereon, or the available portion thereof on a pro rata basis with the holders of the Series B Preferred, after payment to the holders of the Series D Preferred of the liquidation value attributable to the Series D Preferred equal to $8.00 per share plus any unpaid dividends thereon, and after payment to the holders of the Series F Preferred, of the liquidation value attributable to the Series F Preferred equal to $11.00 per share plus any unpaid dividends thereon.


    [_]  FOR               [_]  AGAINST         [_]  ABSTAIN

  (3) Amendment of the certificate of designation for the Series D Preferred to provide that upon liquidation, dissolution and winding up of the Company, if the Company's assets to be distributed among the holders of all of the preferred stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, the holders of the Series D Preferred will receive payment of the liquidation value attributable to such shares equal to $8.00 per share plus any unpaid dividends thereon, or the available portion thereof, prior to any payment attributable to shares of the Series B Preferred and the Series C Preferred, and on an equal basis to any payment attributable to shares of the Series F Preferred.


    [_]  FOR               [_]  AGAINST         [_]  ABSTAIN

  (4) Conversion of the Company's convertible bridge notes into shares of Series D Preferred which approval would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion occurs.


    [_]  FOR               [_]  AGAINST         [_]  ABSTAIN

  (5) Issuance of the Bridge Warrants to THLi to purchase an aggregate of 216,533 shares of Series D Preferred.


    [_]  FOR               [_]  AGAINST         [_]  ABSTAIN

  (6) Approval of issuance of up to an aggregate of 2,092,576 shares of Series D Preferred, plus additional shares issuable upon conversion of interest on the Convertible Bridge Notes described in Proposal 4 following July 25, 2001, the exercise of the Bridge Warrants described in Proposal 5 and the conversion of subscription notes totaling $4,999,250 that the Company sold as part of the Series D Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding voting securities of the Company, or could potentially result in a change of control of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur.


    [_]  FOR               [_]  AGAINST         [_]  ABSTAIN

  (7) Issuance of an aggregate of 534,000 shares of Series F Preferred, and
      warrants to purchase     917,812 shares of common stock, upon
      conversion of subscription notes totaling $5,874,000 that the Company sold in its Series F Preferred offering, which are convertible into and would have voting power greater than twenty percent (20%) of the outstanding voting securities of the Company, which approval is necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market if such conversion and issuance occur.


    [_]  FOR               [_]  AGAINST         [_]  ABSTAIN

  (8) Amendment to the Company's Amended and Restated Articles of
      Incorporation to increase the total number of shares which the Company has to issue from 100,000,000 to 200,000,000, consisting of 150,000,000 common stock and 50,000,000 preferred stock.


    [_]  FOR               [_]  AGAINST         [_]  ABSTAIN

  (9) A capital restructuring proposal whereby, at the discretion of the Board of Directors, the Amended and Restated Articles of Incorporation will be amended to effect a reverse stock split at a ratio not to exceed one-for-eight, while maintaining the number of authorized sharers, and the par value per share of the capital stock of the Company.


    [_]  FOR               [_]  AGAINST         [_]  ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL ABOVE. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.


   Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: ________________________, 2001     _____________________________________
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.